EXECUTION VERSION
____________________________________________________________________________________________
SENSATA TECHNOLOGIES B.V.
AND
THE GUARANTORS NAMED HEREIN
$500,000,000
4.875% SENIOR NOTES DUE 2023
______________________

INDENTURE
Dated as of April 17, 2013
______________________

THE BANK OF NEW YORK MELLON
Trustee
______________________
____________________________________________________________________________________________

TABLE OF CONTENTS

i

EXHIBITS
Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF NOTATION OF GUARANTEE
Exhibit E FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of April 17, 2013 among Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Guarantors (as defined herein) and The Bank of New York Mellon, a New York banking corporation, as Trustee.
The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $500,000,000 aggregate principal amount of the Company's 4.875% Senior Notes due 2023 (the “Initial Notes”) and (b) any Additional Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (a) and (b) being referred to collectively as the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2019 Notes” means the $700.0 million aggregate principal amount of 6.5% Senior Notes due 2019 issued by the Company and Guaranteed by certain of the Company's Subsidiaries.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, co-registrar, Paying Agent, transfer agent, additional paying agent or other agent appointed hereunder.
“Aggregate Debt” means the sum of the following as of the date of determination: (1) the sum of the then outstanding aggregate principal amount of (a) the Indebtedness of the Company and its Subsidiaries incurred after the Issue Date and secured by Liens not permitted by Section 4.12(a) and (b) Indebtedness of the Company and its Subsidiaries secured by a Lien under the Credit Agreement that is outstanding on the Issue Date less the amount of such Indebtedness that has subsequently been repaid; (2) the then outstanding aggregate principal amount of all Subsidiary Debt incurred after the Issue Date and not permitted by Section 4.09(b); provided, that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt is included in clause (1) or (3) of this definition; and the then existing Attributable Liens of the Company and its Subsidiaries in respect of sale and lease-back transactions entered into after the Issue Date pursuant to Section 4.08(b); provided, that any such Attributable Liens will be excluded from this clause (3) to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition.
“Applicable Premium” means, with respect to any Note on any redemption date and as calculated by the Company, the greater of:
(1)1.0% of the then outstanding principal amount of such Note; and
(2)the excess, if any, of (a) the present value at such date of redemption of the sum of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to such date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the relevant Depositary that apply to such transfer or exchange.
“Attributable Liens” means in connection with a sale and lease back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Company's Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.
“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors, (ii) the Dutch Bankruptcy Law or any similar Dutch federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors and (iii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.
“Beneficial Owner” or “beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means:
(1)with respect to a corporation, the board of directors of the corporation;
(2)with respect to a partnership having only one general partner, the board of directors of the general partner of the partnership; and
(3)with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Lease” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (except for temporary treatment of construction related expenditures under EITF 97 10, “The Effect of Lessee Involvement in Asset Construction,” which will ultimately be treated as operating leases upon a sale leaseback transaction).
“Capital Stock” means:
(1)in the case of a corporation, capital stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means any of the following:
(1)readily marketable obligations issued or directly and fully guaranteed or insured by the United States, any state, commonwealth or territory of the United States or any agency or instrumentality thereof, having (i) one of the three highest ratings from either Moody's or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided, that the full faith and credit of the United States is pledged in support thereof;
(2)time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) is a lender under the Credit Agreement or (ii)(A) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and is a member of the Federal Reserve System and (B) has combined capital and surplus of at least $250.0 million (any such bank in the foregoing clauses (i) or (ii) being an “Approved Domestic Bank”), in each case with maturities of not more than one year from the date of acquisition thereof;
(3)commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated “A-2” (or the equivalent thereof) or better by S&P or “P-2” (or the equivalent thereof) or better by Moody's, in each case with maturities of not more than one year from the date of acquisition thereof;
(4)repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer (including any lender under the Credit Agreement), in each case, having capital and surplus in excess of $250.0 million for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States;
(5)investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250.0 million and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (1), (2), (3), or (4) of this definition;
(6)solely with respect to the Company and any Foreign Subsidiary, non-U.S. dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody's is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; and
(7)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the Netherlands or any member nation of the European Union whose legal tender is the euro and which are denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody's or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided, that the full faith and credit of the Netherlands or any such member nation of the European Union is pledged in support thereof.

“Change of Control” means the occurrence of any of the following:
(1)the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder; or
(2)the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or any entity of which is a Subsidiary.
“Clearstream” means Clearstream Banking, S.A. and any successor thereto.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
“Commission” means the U.S. Securities and Exchange Commission.
“Company” means Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Subsidiaries for such period (including amortization of original issue discount, noncash interest payments (other than imputed interest as a result of purchase accounting), commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the interest component of Capital Leases, net payments (if any) pursuant to interest rate Hedging Obligations (any net receipts pursuant to such interest rate Hedging Obligations shall be included as a reduction to Consolidated Interest Expense), but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees, and any loss on the early extinguishment of Indebtedness, in each case, relating to the Specified Financings) and (b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued and less (c) interest income actually received or receivable in cash for such period; provided, however, that Securitization Fees shall be deemed not to constitute Consolidated Interest Expense.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that
(1)any net after-tax extraordinary, unusual or nonrecurring gains or losses (including, without limitation, severance, relocation, signing bonus, transition and other restructuring costs and litigation settlements or losses) shall be excluded;
(2)the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s) during such period;

(3)any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;
(4)the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be excluded; provided, that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or other distributions that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period and (B) decreased by the amount of any equity of the Company in a net loss of any such Person for such period to the extent the Company has funded such net loss;
(5)[reserved]
(6)non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;
(7)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or conversion of Indebtedness or Hedging Obligations shall be excluded;
(8)unrealized gains and losses from Hedging Obligations or “embedded derivatives” that require the same accounting treatment as Hedging Obligations shall be excluded;
(9)the effect of any non-cash items resulting from any amortization, write-up, write-down, write-off or impairment of assets (including intangible assets, goodwill and deferred financing costs but excluding inventory) in connection with any future acquisition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date resulting from the application of SFAS Nos. 142 and 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded;
(10)any purchase accounting adjustments (including the impact of writing up inventory or deferred revenue at fair value), amortization, impairments, write-offs, or non-cash charges with respect to purchase accounting with respect to any acquisition, merger, consolidation, disposition or similar transaction, shall be excluded;
(11)any reasonable expenses or charges incurred in connection with any Equity Offering, investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated) or the offering of the Notes, shall be excluded;
(12)the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees), shall be excluded; and
(13)any gains or losses relating to foreign currency transactions, including those relating to mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of GAAP, including pursuant to FAS No. 52, shall be excluded.
To the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any sale, conveyance, transfer or disposition of assets permitted under this Indenture.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office of the Trustee” will be the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Credit Agreement” means that certain credit agreement, dated as of May 12, 2011, among the Company, the “U.S. Borrower” (as defined therein), the “Parent” (as defined therein), each lender from time to time party thereto, the Initial L/C Issuer (as defined therein), the Initial Swing Line Lender (as defined therein) and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended by Amendment No. 1 to the Credit Agreement, dated as of December 6, 2012, among the Company, Sensata Technologies Finance Company LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement adding or changing the borrower or guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated non-Global Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases and Decreases in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01(d) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, including DTC, Euroclear and/or Clearstream.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the final maturity date of the Notes or the date such Notes are no longer outstanding; provided, however; that if such Capital Stock is issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or transferred by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“DTC” means The Depository Trust Company.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,
(1)the provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(2)Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus
(3)Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus
(4)any other noncash charges, expenses or losses (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus
(5)any net gain or loss resulting from Hedging Obligations relating to currency exchange risk, plus
(6)the amount of any expense for minority interests consisting of Subsidiary income attributable to minority equity interests of third parties in any Guarantor deducted (and not added back) in such period in calculating Consolidated Net Income, plus
(7)Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period, plus
(8)any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations, less
(9)noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period).
If acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) have been made by the Company or any Subsidiary of the Company during the Measurement Period or subsequent to such Measurement Period and on or prior to or simultaneously with the date on which EBITDA is calculated (the “Calculation Date”), then EBITDA shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers or consolidations had occurred on the first day of such Measurement Period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in each case, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock of the Company), other than (i) public offerings with respect to common stock of the Company or of any of its direct or indirect parent companies registered on Form S-4 or Form S-8 or an issuance to any Subsidiary of the Company.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States which are in effect on the date of this Indenture, except with respect to any reports or financial information required to be delivered pursuant to Section 4.03, which shall be prepared in accordance with GAAP as in effect on the date thereof, except as provided below. At any time after adoption of IFRS by the Company for its financial statements and reports for all financial reporting purposes, the Company may elect to apply IFRS for all purposes of this Indenture, in lieu of GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of Notes with 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. For purposes of this description, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means the 144A Global Note and the Regulation S Global Note.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Guarantor” means any Person that provides a Note Guarantee, either on the Issue Date or after the Issue Date in accordance with the terms of this Indenture; provided, that upon the release and discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be each Subsidiary that is a guarantor under the Credit Agreement, other than Sensata Technologies Korea Limited.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity prices.
“Holder” means a Person in whose name a Note is registered in the register maintained by the Registrar.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indebtedness” means, with respect to any Person,
(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:
(i) in respect of borrowed money,
(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof),
(iii) representing the deferred and unpaid balance of the purchase price of any property (including Capital Leases), except (a) any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business and (b) any earn-out obligations, until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, or
(iv) representing any interest rate Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon the balance sheet (excluding the notes thereto) of such Person prepared in accordance with GAAP;
(b) Disqualified Stock of such Person;
(c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the normal course of business and not in respect of borrowed money, (b) obligations under or in respect of Securitization Financings, or (c) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction.”
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment Grade” means (1) BBB — (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.
“Issue Date” means the first date the Initial Notes are issued under this Indenture.

“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries. A Joint Venture is not treated as a Subsidiary.
“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the Commission.
“Moodys” means Moody's Investors Service, Inc. and any successor to its rating business.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the Notes issued hereunder by a Guarantor in accordance with the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Offering Memorandum” means that certain offering memorandum, dated April 10, 2013, relating to the initial offering of the Initial Notes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary, director or managing director, or any equivalent of the foregoing, or any Person duly authorized to act for on behalf, of the Company or any Guarantor, as applicable.
“Officers' Certificate” means a certificate signed on behalf of the Company or any Guarantor, as applicable, by two Officers of the Company or such Guarantor, as applicable, one of whom is the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer, or the equivalent, of the Company or such Guarantor, as applicable.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Parent” means Sensata Technologies Holding N.Y., a public limited liability company incorporated under the laws of the Netherlands or any successor or other entity that serves as a parent company to the Company.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Bank Indebtedness” means any Indebtedness of the Company or any Subsidiary of the Company pursuant to one or more credit facilities with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers' acceptances or the like and Guarantees of such Indebtedness by the Company or any Subsidiary of the Company; provided that the aggregate principal amount of such Permitted Bank Indebtedness at any time outstanding does not exceed $250.0 million.
“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Permitted Holders” means (i) each of the Sponsors and their respective Affiliates, but not including, however, any portfolio companies of any of the Sponsors, (ii) Officers, provided, that if such Officers beneficially own more shares of Voting Stock of the Company or any of its direct or indirect parent entities than the number of such shares beneficially owned by all the Officers as of the Issue Date or acquired by Officers within 90 days immediately following the Issue Date, such excess shall be deemed not to be beneficially owned by Permitted Holders, and (iii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided, that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Sponsors, Affiliates and Officers (subject, in the case of Officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group”.
“Permitted Liens” means:
(1)Liens securing Permitted Bank Indebtedness;
(2)Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;
(3)(a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by the Company or any Subsidiary of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;
(4)Liens in favor of the Company or a Subsidiary of the Company;
(5)Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;
(6)Liens imposed by law, such as carriers', warehousemen's and mechanic's Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(7)Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(8)Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with workers' compensation, unemployment insurance or other types of social security or similar laws and regulations;
(9)licenses of intellectual property of the Company and its Subsidiaries granted in the ordinary course of business;
(10)Liens to secure Indebtedness incurred by Foreign Subsidiaries pursuant to Section 4.09(b)(10);
(11)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of banker's acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(12)Liens to secure Qualified Securitization Financings;
(13)Liens on stock, partnership or other equity interests in any Joint Venture of the Company or any of its Subsidiaries or in any Subsidiary of the Company that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Subsidiary of the Company;
(14)Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearinghouse transfers of funds or other fund transfer or payment processing services;
(15)Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture, the 2019 Notes or any other Indebtedness;
(16)Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;
(17)easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; or
(18)any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the preceding clauses (1) through (17), inclusive.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Principal Property” means, with respect to any Person, all of such Person's interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) not to be material to the business of the Company and its Subsidiaries, taken as a whole.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.
“Rating Agency” means (1) S&P and Moody's or (2) if S&P or Moody's or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Section 3(62) under the Exchange Act, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.
“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or a “-”: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, which period shall terminate (a) on May 27, 2013 with respect to the Initial Notes and (b) on such date as set forth in the applicable supplemental indenture entered into pursuant to Section 9.01(ix) with respect to any Additional Notes.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.
“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means any Subsidiary of the Company (or another Person) formed for the purposes of engaging in one or more Qualified Securitization Financings and other activities reasonably related thereto.
“Senior Management” means the Chief Executive Officer or the Chief Financial Officer, or the equivalent of the foregoing, of the Company or Parent.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof (except, with respect to each test contained therein, substituting 20 percent instead of 10 percent as the applicable threshold).
“Specified Financings” means the entry into the Credit Agreement, the borrowings made thereafter and the offering of the Notes.
“Sponsors” means Bain Capital Partners LLC and its Affiliates and CCMP Asia Equity Partners.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subsidiary” means, with respect to any specified Person:
(1)any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Treasury Rate” means, as of the applicable redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes; provided, however, that if the then remaining term of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. Government Securities” means securities that are
(a)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(b)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time ordinarily entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
Section 1.02    Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Additional Amounts”	4.01
“Additional Taxing Jurisdiction”	4.01
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Change in Tax Law”	3.07
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Initial Default”	6.01
“Legal Defeasance”	8.02
“Minimum Dollar Denomination”	2.01
“Notation of Guarantee”	10.03
“Paying Agent”	2.03
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.01
“Reversion Date”	4.19
“Subsidiary Debt”	4.09
“Successor Company”	5.01
“Suspended Provisions”	4.19
“Suspension Date”	4.19
“Suspension Period”	4.19
“Taxes”	4.01

Section 1.03    Incorporation by Reference of Certain Provisions and Defined Terms in the Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes and the Note Guarantees;

“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the indenture securities means the Company and the Guarantors, respectively, and any successor obligor upon the indenture securities, respectively.
All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them by such definitions.
This Indenture has not been qualified under the TIA and no provision of the TIA shall be deemed a part of this Indenture except as specifically set forth herein.
Section 1.04    Rules of Construction.
Unless the context otherwise requires:
(i)a term has the meaning assigned to it;
(ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii)“or” is not exclusive;
(iv)words in the singular include the plural, and words in the plural include the singular;
(v)“will” shall be interpreted to express a command;
(vi)provisions apply to successive events and transactions; and
(vii)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 (the “Minimum Dollar Denomination”) and any integral multiple of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Rule 144A Global Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated Participants in the Depositary, duly executed by the

Company and authenticated by the Trustee as hereinafter provided. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of the designated Participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in a Legended Regulation S Global Note shall be exchanged for beneficial interests in an Unlegended Regulation S Global Note pursuant to Section 2.06 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel such Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)Depositary. The Company has initially appointed DTC to act as Depositary with respect to the Global Notes.
(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear' and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global that are held by Euroclear or Clearstream as Participants in DTC.
(f)None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Global Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.
Section 2.02    Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03    Agents.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06    Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(A)The Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor Depository within 120 Business Days;
(B)the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Definitive Notes in exchange for beneficial interest in the Global Notes; or
(C)there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in (A), (B) or (C) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both (1) and (2):
    (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
        (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both (1) and (2):
    (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

    (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above, provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period and the receipt by the Registrar of a certificate from the transferor stating that the transfer complies with Rule 903 and Rule 904 of the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B) if the transferee will take delivery in the form of a beneficial interest in the Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.
(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate upon receipt of an Authentication Order in accordance with Section 2.02 hereof and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate from the transferor stating (x) that the transfer complies with Rule

903 and Rule 904 of the Securities Act; or (y) that the transfer is made pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate upon receipt of an Authentication Order in accordance with Section 2.02 hereof and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QM in accordance with Rule 144A, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the

Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.
(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of a Person or Persons who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)[Intentionally Omitted]
(g)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THESE NOTES, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO SENSATA TECHNOLOGIES B.V. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000 AN OPINION OF COUNSEL ACCEPTABLE TO SENSATA TECHNOLOGIES B.V. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144 UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THESE NOTES, THE HOLDER MUST DELIVER THE CERTIFICATE OF TRANSFER RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND SENSATA TECHNOLOGIES B.V. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SENSATA TECHNOLOGIES B.V. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO ANYONE ANYWHERE IN THE WORLD OTHER THAN TO PROFESSIONAL MARKET PARTIES (“PMP”) WITHIN THE MEANING OF THE DUTCH ACT ON THE FINANCIAL SUPERVISION, AS AMENDED FROM TIME TO TIME (WET OP HET FINANCIEEL TOEZICHT).
EACH HOLDER OF NOTES, BY PURCHASING THE NOTES, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF SENSATA TECHNOLOGIES B.V. THAT (1) SUCH HOLDER IS A PMP AND IS ACQUIRING SUCH NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP, THAT (2) SUCH NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANYONE ANYWHERE IN THE WORLD OTHER THAN TO A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (3) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(ii) Global Note Legend.
Each Global Note will bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i) General Provisions Relating to Transfers and Exchanges.
(i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.
(ii) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.04 hereof).

(iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v) Neither the Registrar nor the Company will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day the Company gives notice of redemption of the Notes under Section 3.03 hereof or makes a Change of Control Offer pursuant to Section 4.15 hereof and ending at the close of business on the day notice is given or the Change of Control Offer is made, as applicable;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part; or
(C)in the case of a redemption or a Change of Control Payment Date occurring after a record date but on or before the corresponding interest payment date, register the transfer or exchange of any Note on or after the record date and before the date of redemption or Change of Control Payment Date, as applicable.
(vi) Subject to the rights of Holders as of the relevant record date to receive interest on the corresponding interest payment date and Section 2.12, prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vii)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(viii)    [reserved]
(xi) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption has been duly given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of this Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company). Except as set forth in Section 2.08 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02 hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory each of them that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent in the exercise of any discretion, power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them, Notes owned by the Company or any Guarantor, or by an Affiliate of the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed, purchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will give or cause to be given to Holders in accordance with Section 12.02 a notice prepared by the Company that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers and ISIN Numbers.
The Company in issuing the Notes may use “CUSIP” numbers and “ISINs” (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers and “ISINs” in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers or “ISINs.”
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least five days prior to the date notice of redemption is to be delivered to the Holders of the Notes in accordance with Section 3.03 (unless a shorter time is acceptable to the Trustee), an Officers' Certificate setting forth:
(i)the clause of this Indenture pursuant to which the redemption shall occur;
(ii)the redemption date;
(iii)the principal amount of Notes to be redeemed;
(iv)the redemption price;
(v)applicable CUSIP numbers; and
(vi)a statement that the conditions precedent to such redemption have been satisfied.
Section 3.02    Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:
(i)if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(ii)if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, in each case, subject to the procedures of DTC as applicable.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or otherwise in accordance with the procedures of DTC, as applicable.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. No Notes in principal amounts equal to or less than the Minimum Dollar Denomination can be redeemed in part.
Section 3.03    Notice of Redemption.
(a)Except for redemption pursuant to Section 3.07(e), notices of redemption will be given at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with Section 12.02, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional.
(b)If any Note is to be redeemed, the notice of redemption that relates to that Note will state:
(i)the clause of this Indenture pursuant to which the redemption shall occur;
(ii)the redemption date;
(iii)the principal amount of Notes to be redeemed;
(iv)the redemption price;
(v)applicable CUSP numbers;
(vi)a statement that the conditions precedent to such redemption have been satisfied.
(c)    At the Company's written request delivered at least 35 days prior to the redemption date unless the Trustee consents to a shorter period, the Trustee will give the notice of redemption in the Company's name and at its expense; in such event, the Company shall provide the Trustee with the information required by this Section.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price and interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date unless the Company defaults in the payment of the redemption price.
Section 3.05    Deposit of Redemption Price.
Prior to 10:00 a.m., New York City time, on the Business Day prior to the redemption date, the Company will deposit with the Trustee or with the Paying Agent, money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed following the redemption date.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07    Optional Redemption.
(a)[Intentionally Omitted]
(b)Except pursuant to Section 3.07(d) or (e), the Notes will not be redeemable by the Company; provided, however, the Company may acquire the Notes by means other than a redemption.
(c)[Intentionally Omitted]
(d)At any time and from time to time, upon not less than 30 nor more than 60 days' notice to the Holders, the Company may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of Holders of record on the record date to receive interest due on the interest payment date).
(e)The Company may, at its option, redeem the Notes, in whole but not in part, at any time upon not less than 15 days' nor more than 30 days' notice to the Holders (which notice shall be irrevocable and given in accordance with Section 3.03), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, premium, if any, and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Company determines in good faith that the Company or any Guarantor is, or on the next date on which any amount would be payable in respect of the Notes, would be obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions thereof, which the Company or such Guarantor, as the case may be, cannot avoid by the use of reasonable measures available to it (including, without limitation, making payment through a Paying Agent located in another jurisdiction), as a result of:
(1)any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that arises after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder); or
(2)any change in the official application, administration, or interpretation of the laws, treaties, regulations, official guidance or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment, or order by a court of competent jurisdiction), on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction has changed since the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).
Notwithstanding the foregoing, the Company may not redeem the Notes under this provision if a Relevant Taxing Jurisdiction changes under this Indenture and the Company is obligated to pay Additional Amounts as a result of a Change in Tax Law of such Relevant Taxing Jurisdiction which was officially announced at the time the latter became a Relevant Taxing Jurisdiction.
In the case of a Guarantor that becomes a party to this Indenture after the Issue Date or a successor Person (including a surviving entity), the Change in Tax Law must become effective after the date that such entity

(or another Person organized or resident in the same jurisdiction) first makes a payment on the Notes. In the case of Additional Amounts required to be paid as a result of the Company conducting business in an Additional Taxing Jurisdiction, the Change in Tax Law must become effective after the date the Company begins to conduct the business giving rise to the withholding or deduction.
Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Company or any Guarantor, would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes or the relevant Note Guarantee, as the case may be, were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.
Prior to the giving of any notice of redemption pursuant to this Section 3.07(e), the Company will deliver to each Trustee:
(1)an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred (including that such obligation to pay such Additional Amounts cannot be avoided by the Company or any Guarantor or surviving entity taking reasonable measures available to it); and
(2)a written opinion of independent tax advisers of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Company or a Guarantor or surviving entity, as the case may be, is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.
The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.
(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08    Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
(a)The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on the due date pursuant to the terms of this Indenture.
The Company will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
(b)(i) All payments that the Company makes under or with respect to the Notes and that any Guarantor makes under or with respect to any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of the United States any jurisdiction in which the Company or any Guarantor is incorporated, organized, engaged in business for tax purposes or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any department or political subdivision or governmental authority or in any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless withholding or deduction is then required by law or by the interpretation or administration of law. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Company or such Guarantor, as the case may be, shall pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner of the Notes (including Additional Amounts) after such withholding or deduction will be not less than the amount the Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted. If the Company or any Guarantor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to withhold or deduct any amount on account of the Taxes imposed by such Additional Taxing Jurisdiction from payment under the Notes or the Note Guarantees, as the case may be, which would not have been required to be so withheld or deducted but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply as if references in such provision to “Taxes” included taxes imposed by way of withholding or deduction by any such Additional Taxing Jurisdiction (or any political subdivision thereof or therein).
(ii)    Neither the Company nor any Guarantor shall, however, pay Additional Amounts to a Holder or beneficial owner of Notes in respect or on account of:
(A)any Taxes that would not have been imposed or levied by a Relevant Taxing Jurisdiction but for the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, as a result of being resident for Tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes, this Indenture or any Note Guarantee);
(B)any Taxes that are imposed or withheld by reason of the failure of the Holder or Beneficial Owner, following the Company's written request addressed to the Holder (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request) to comply with any certification or identification requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);
(C)any estate, inheritance, gift, excise, sales, transfer, personal property or similar Taxes;
(D)any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes or Note Guarantee;
(E)any Tax imposed on or with respect to any payment by the Company or a Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the Note;
(F)any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Beneficial Owner or Holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;
(G) any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the

ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or
(H)any Tax that is imposed or levied on or with respect to a Note presented for payment on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the Note to another Paying Agent in a member state of the European Union;
(I)any Taxes imposed pursuant to Sections 1471 to 1474 (inclusive) of the Code including any current or future Treasury regulations or other official interpretations or guidance thereunder; or
(J)any combination of the items above.
(iii)The Company and each Guarantor shall (A) make such withholding or deduction required by applicable law and (B) remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.
(iv)At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company and any Guarantor shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Company shall deliver to the Trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and shall set forth such other information (other than the identities of Holders and Beneficial Owners) necessary to enable the Trustee or the Paying Agent, as the case may be, to pay such Additional Amounts to Holders on the payment date. The Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing payment of such Additional Amounts.
(v)The Company or the relevant Guarantor shall furnish to each Trustee or a Holder within a reasonable time certified copies of tax receipts evidencing the payment by the Company or such Guarantor, as the case may be, of any Taxes imposed or levied by a Relevant Taxing Jurisdiction. If, notwithstanding the reasonable best efforts of the Company or such Guarantor to obtain such receipts, the same are not obtainable, then the Company or such Guarantor shall provide the Trustee and the Holders with other evidence reasonably satisfactory to the Trustee or the Holders of such payment by the Company or such Guarantor.
(vi)If the Company or any Guarantor conducts business in any Additional Taxing Jurisdiction other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to withhold or deduct any amount on account of the Taxes imposed by such Additional Taxing Jurisdiction from payment under the Notes or the related Note Guarantee, as the case may be, which would not have been required to be so withheld or deducted but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply as if references in such provision to “Taxes” included taxes imposed by way of withholding or deduction by any such Additional Taxing Jurisdiction (or any political subdivision thereof or therein).
(vii)The Company and each Guarantor shall pay (A) any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the Notes, any Note Guarantee or this Indenture or any other document or instrument referred to hereunder and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes, such Note Guarantee or this Indenture or any such other document or instrument following the occurrence of any Event of Default, and (B) any stamp, court, or documentary taxes (or similar charges or levies) imposed with respect to the receipt of any payments with respect to the Notes or such Note Guarantee. Neither the Company nor any Guarantor shall, however, pay such amounts that are imposed on or result from a sale or other transfer or disposition by a Holder or Beneficial Owner.
(viii)This Section 4.01(b) shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Guarantor is organized, incorporated or otherwise resident for tax purposes and any political subdivision or taxing authority or agency thereof or therein.

Section 4.02    Maintenance of Office or Agency.
The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served (other than the type contemplated by Section 12.09). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03    Reports.
(a) The Company will furnish to the Trustee and the Holders of the Notes in the manner specified below:
(i)within 90 days after the end of each fiscal year ending December 31, an annual report of the Company containing substantially all the financial information that would have been required to be contained in an annual report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, including a “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Company's independent registered public accounting firm; provided that such annual report will not be required to contain information required by Items 9A (controls and procedures), 10 (directors, executive officers and corporate governance) and 11 (executive compensation) of Form 10-K;
(ii)within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all the financial information that would have been required to be contained in a quarterly report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act, including a “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and unaudited quarterly financial statements reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); provided that such quarterly report shall not be required to contain the information required by Part I, Item 4 of Form 10-Q (controls and procedures); and
(iii)within ten Business Days after the occurrence of each event that would have been required to be reported in a current report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all the information that would have been required to be contained in a current report on Form 8-K under the Exchange Act pursuant to Sections 1, 2 (other than Item 2.02) and 4 and Items 5.01, 5.02 (other than any compensation-related information) and 5.03 of Form 8-K if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to (i) be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Company and its Subsidiaries, taken as a whole, or if the Company determines in its good faith judgment that such disclosure would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole; provided that such non-disclosure shall be limited only to those specific provisions that would cause material competitive harm and not the occurrence of the event itself or (ii) contain financial statements or pro forma financial statements.

(b) None of the reports referenced in Section 4.03(a) will be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 302 of Regulation S-K or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or Item 601 of Regulation S-K (with respect to exhibits), in each case, as in effect on the date of this Indenture, and will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the Commission.
(c)To the extent not satisfied by Section 4.03(a), for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this Section 4.03(c) and Section 4.03(a) may be satisfied by (i) delivering such information electronically to the Trustee and (ii) posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders and prospective purchasers of the Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company and who acknowledge the confidentiality of the information.
(d)Notwithstanding Section 4.03(a) through (c), at all times that either the Company or Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the reporting requirements of this Section 4.03 shall be satisfied through the filing with the Commission within the time periods specified in the Commission's rules and regulations that are then applicable to the Company or Parent, as applicable, all the reports on Form 10-K, Form 10-Q and Form 8-K that either the Company or Parent, as applicable, is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, in each case in a manner that complies in all material respects with the requirements specified in the applicable forms promulgated by the Commission.
(e)In the event that the reporting obligation of this Section 4.03 are satisfied through the reports of Parent in accordance with Section 4.03(d) and Parent or any other direct or indirect parent company of the Company holds any material assets other than cash, Cash Equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership), then the reports of Parent referenced in Section 4.03(d) shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent and such other parent companies, on the one hand, and the information relating to the Company and its Subsidiaries on a stand-alone basis, on the other hand.
(f)[Intentionally Omitted]
(g)Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(iii) until 90 days after the date any report hereunder is due.
(h)Delivery of the above reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Company, any Guarantor or any Subsidiary with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate) or any other agreement or document. The Trustee shall have no obligation to determine if and when the Company has satisfied its reporting obligations under this Section 4.03 pursuant to Section 4.03(d) or Section 4.03(e). The Company shall (i) provide the Trustee with prompt written notification at such time that the Company commences or ceases to satisfy its reporting obligation under Section 4.03 through the reports of the Company or Parent, as applicable, in accordance with Section 4.03(d) or (ii) provide the Trustee and the Holders the information set forth in Section 4.03(a).
Section 4.04    Compliance Certificate.
(a)The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending December 31, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.
(b)So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05    Corporate Existence.
Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.
Section 4.06    [Intentionally Omitted].
Section 4.07    [Intentionally Omitted].
Section 4.08    Limitation on Sale and Lease Back Transactions.
(a) The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(1)such transaction was entered into prior to or within 12 months of the Issue Date;
(2)such transaction was for the sale and leasing back to the Company or a Subsidiary of any Principal Property;

(3)such transaction involves a lease of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Principal Property;
(4)such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Subsidiary within a period of not more than three years);
(5)the Company or the applicable Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to Section 4.12(a); or
(6)the Company or the applicable Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of another Principal Property or to the retirement or other repayment or prepayment of long-term Indebtedness within 365 calendar days before or after the effective date of any such sale and leaseback transaction; provided that in lieu of applying such amount to such retirement, repayment or prepayment, the Company or any Subsidiary may deliver Notes to the trustee for cancellation, such Notes to be credited at the cost thereof to the Company or such Subsidiary.
(b) Notwithstanding Section 4.08(a), the Company and its Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greater of (a) $1,250,000,000, and (b) 1.75 times EBITDA of the Company for the Measurement Period immediately preceding the closing date of the sale and leaseback transaction.
Section 4.09    Limitation on Subsidiary Debt.
(a)The Company will not permit any of its Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for or suffer to exist any Indebtedness (any Indebtedness of a Subsidiary of the Company, “Subsidiary Debt”), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis.
(b)Section 4.09(a) shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:
(1)Indebtedness of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by any Subsidiary of the Company or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary of the Company and is assumed by such Subsidiary; provided that any such Indebtedness was not incurred in contemplation thereof and is not Guaranteed by any other Subsidiary of the Company (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);
(2)Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any such Indebtedness was not incurred in contemplation thereof;
(3)Indebtedness owed to the Company or any Subsidiary of the Company;
(4)any Subsidiary Debt represented by any Guarantee of the 2019 Notes or any Indebtedness or Guarantees under Permitted Bank Indebtedness;
(5)Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;
(6)Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that any such Indebtedness or Guarantee is extinguished within five Business Days within its incurrence;
(7)Indebtedness or Guarantees in respect of any Qualified Securitization Financing;
(8)reimbursement obligations incurred in the ordinary course of business;
(9)client advances and deposits received in the ordinary course of business;
(10)Indebtedness or Guarantees incurred by Foreign Subsidiaries in an amount not to exceed $150,000,000 at any time outstanding;
(11)Indebtedness or Guarantees incurred (a) in respect of workers' compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker's acceptances for operating purposes or to secure any Indebtedness or other obligations referred to in clauses (1) through (9) or this clause (11), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business; or
(12)Indebtedness outstanding on the date of this Indenture not referred to in clause (4) above and any extension, renewal, replacement, refinancing or refunding of any Indebtedness existing on the date of this Indenture or referred to in clauses (1), (2) and (4); provided that any Indebtedness incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Indebtedness referred to in this clause or clauses (1), (2) and (4) above and the principal amount of the Indebtedness incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Indebtedness being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
(c) Notwithstanding Sections 4.09(a) and (b), the Company or any Subsidiary of the Company may, create, incur, issue, assume, Guarantee or otherwise become liable for or suffer to exist Indebtedness that would otherwise be subject to the restrictions set forth in Sections 4.09(a) and (b), without Guaranteeing the Notes, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $1,250,000,000, and (b) 1.75 times EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence provided that any Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Subsidiary Debt being extended, renewed, replaced, refinanced or refunded and the principal amount of the Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Subsidiary Debt being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
Section 4.10    [Intentionally Omitted].
Section 4.11    [Intentionally Omitted].
Section 4.12    Limitation on Liens.
(a) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:
(1)Liens existing as of the Issue Date;
(2)Liens granted after the Issue Date created in favor of the Holders of the Notes;
(3)Liens created in substitution of, or as replacements for, any Liens described in clauses (1) and (2) above; provided that based on a good faith determination of Senior Management, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and
(4)Permitted Liens.
(b) Notwithstanding Section 4.12(a), the Company or any Subsidiary of the Company may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.12(a) if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $1,250,000,000, and (b) 1.75 times EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien. The Company or any Subsidiary of the Company also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 4.13    Business Activities.
The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.
Section 4.14    Payment of Taxes and Other Claims.
The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies except, in each case, any such tax, assessment, charge or claim as is being contested in good faith by appropriate actions or where the failure to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim is not materially adverse to the Holders.
Section 4.15    Offer to Repurchase upon Change of Control.
(a) If a Change of Control occurs, unless the Company at such time has given notice of redemption under Section 3.07(d) or (e) with respect to all outstanding Notes, each Holder will have the right to require the Company to repurchase all or any part (in a principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder's Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the Change of Control Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under Section 3.07(d) or (e) with respect to all outstanding Notes, the Company will give notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.
(b) At least one Business Day prior to the Change of Control Payment Date, the Company shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.
(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(ii)deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(d) The Paying Agent shall promptly deliver to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a valid notice of redemption for all of the Notes has been given, or will be given contemporaneously with the Change of Control, pursuant to Section 3.07(d) or (e) unless and until such notice has been validly revoked or there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
Section 4.16    Payments for Consent.
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.17    Additional Guarantees.
On or after the Issue Date, the Company shall cause each Subsidiary that is required to Guarantee the payment of principal of, premium, if any, and interest on the Notes pursuant to Section 4.09 to become a Guarantor, within 10 Business Days of the creation, assumption, incurrence or Guarantee of the applicable Subsidiary Debt, and the Company shall cause each such Subsidiary to execute and deliver to the Trustee within such 10 Business Day period (i) a supplemental indenture in substantially the form attached hereto as Exhibit E and (ii) a Notation of Guarantee in substantially the form attached hereto as Exhibit D, pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this Indenture on the same terms and conditions as those set forth in this Indenture.
Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Each Note Guarantee shall be automatically released in accordance with the provisions of this Indenture described under Article 11.
Section 4.18    Maintenance of Properties and Insurance.
(a)The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Subsidiary desirable in the conduct of the business of the Company or any such Subsidiary; provided, further, that nothing in this Section 4.18 shall prevent the Company or any of its Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.
(b)The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are appropriate for a business of this type and size as determined in good faith by the Company.

Section 4.19    Suspension of Guarantees Upon Change in Ratings.
(a)If on any date following the Issue Date (1) the Notes are rated Investment Grade by either of the Rating Agencies; and (2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day (the “Suspension Date”) and subject to the provisions of Section 4.19(b), the Note Guarantees shall be deemed released and the Company's obligation under Section 4.17 shall be suspended (collectively, the “Suspended Provisions”).
(b)During any Suspension Period, any Subsidiary Debt inclined prior to or outstanding as of the Suspension Date shall be deemed to have been incurred in compliance with Section 4.09.
(c)Notwithstanding that the Suspended Provisions may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Provisions during the Suspension Period. In the event that the Notes are no longer rated Investment Grade by either of the Rating Agencies or an Event of Default shall have occurred and be continuing, the Suspended Provisions will be reinstituted as of and from the date on which the Notes are no longer rated Investment Grade or an Event of Default has occurred and is continuing (any such date, a “Reversion Date”). The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”
(d)The Company and its Subsidiaries may honor any contractual commitments to take actions following a Reversion Date without causing a Default or Event of Default; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Provisions.
(e)The Company shall provide an Officers' Certificate to the Trustee indicating the commencement of any Suspension Period or the Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Subsidiaries' future compliance with their covenants or (iii) notify the holders of the commencement of the Suspension Period or the Reversion Date.
Section 4.20    Compliance with Laws.
The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.
Section 4.21    Waiver of Stay, Extension or Usury Laws.
The Company and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent permitted by applicable law) that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation, or Sale of Assets.
(a) The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(i)    either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is, in the case of the Company, a corporation or limited liability company organized or existing under the laws of any member state of the European Union, the United States, any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”), provided, that at any time the Successor Company is a limited liability company, there shall be a co-issuer of the Notes that is a corporation that satisfies the requirements of this Section 5.01(a);
(ii)the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;
(iii)immediately after such transaction, no Default or Event of Default exists; and
(iv)the Company delivers an Officers' Certificate and Opinion of Counsel stating that such transaction complies with this Indenture and, if applicable, all conditions precedent in this Indenture to the execution of the supplemental indenture have been satisfied.
    The foregoing provision shall also apply to any Guarantor.
(b)For purposes of this Article 5, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.
(c)For avoidance of doubt, it is agreed that, for all purposes under this Indenture, a sale, transfer or disposition of the properties or assets of the Company and its Subsidiaries that, in the aggregate accounted for no more than two-thirds of the Company's aggregate EBITDA during the four most recent consecutive fiscal quarters prior to the date of such sale, transfer or disposition for which financial statements are available (as specified in an Officers' Certificate delivered to the Trustee), shall be deemed not to be a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.
(d)The predecessor company shall be released from its obligations under this Indenture and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor shall not be so released.
(e)Notwithstanding the foregoing, clause (iii) of Section 5.01(a) shall not apply to (A) a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, (B) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary (provided, that, in the event that such Subsidiary is a Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Company or another Guarantor) or (C) the Company merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
(a)Each of the following is an “Event of Default”:
(i)the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
(ii)the Company defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;
(iii)the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (i) or (ii) above) and such default or breach continues for a period of 60 days after the notice specified below;
(iv)a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary or the payment of which is Guaranteed by the Company or any Subsidiary (other than Indebtedness owed to the Company or a Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million (or its foreign currency equivalent) or more at any one time outstanding;
(v)the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a custodian of it or for all or substantially all of its property;
(D)    makes a general assignment for the benefit of its creditors;
(E)    takes any comparable action under any foreign laws relating to insolvency;
(F)    generally is not able to pay its debts as they become due; or
(G)    takes any corporate action to authorize or effect any of the foregoing;
(vi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Company or any Significant Subsidiary in an involuntary case;
(B)appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property or assets of the Company or any Significant Subsidiary; or

(C)orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;
(vii)the failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or
(viii)the Note Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Note Guarantee, other than by reason of the release of such Note Guarantee in accordance with the terms of this Indenture, and such Default continues for 10 days.
(b)If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action.
(c)Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.
Section 6.02    Acceleration.
(a)If an Event of Default specified in clause (v) or (vi) of Section 6.01 occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)If any Event of Default (other than an Event of Default specified in clauses (v) or (vi) of Section 6.01) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes under this Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Company and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.
(c)At any time after an acceleration of the unpaid principal, premium (if any) and accrued and unpaid interest has occurred with respect to the Notes as described in Section 6.02(a) or (b), the Holders of a majority in principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences by written notice to the Company and the Trustee:
(i)if the rescission would not conflict with any judgment or decree;
(ii)if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such acceleration, has been paid;
(iv)if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses (including the fees and costs of its attorneys), disbursements and advances; and

(v)in the event of the cure or waiver of an Event of Default under this Indenture of the type described in clause (v) and (vi) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.03    Other Remedies.
(a)If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
(b)The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
(c)In the event of any Event of Default specified in clause (iv) of Section 6.01(a), such Event of Default and all consequences thereof (excluding, however, any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default is no longer continuing, it being understood that in no event shall an acceleration of the principal amount of the Notes, as described above, be automatically annulled, waived or rescinded upon the happening of any such events.
(d)Holders may not enforce this Indenture or the Notes, except as provided in this Indenture. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of Notes at the time then outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default in the payment of interest on or the principal of such Notes. In the case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, respectively; provided, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Section 6.05    Control by Majority.
Subject to the other provisions of this Indenture and applicable law, the Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to the Trustee against any loss or expense caused by taking such action or following such direction.

Section 6.06    Limitation on Suits.
A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(i)the Holder gives to the Trustee written notice of a continuing Event of Default;
(ii)the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
(iii)such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(iv)the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and
(v)during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction in accordance with Section 6.04 which, in the opinion of the Trustee, is inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
Section 6.08    Collection Suit by Trustee.
If a Default in payment of principal or interest specified in clauses (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to each of the Trustee and the Agents any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Section 6.10    Priorities.
Subject to the provisions of Article 10, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
First: to the Trustee and the Agents for amounts due under Section 7.07;
Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.
The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
ARTICLE 7
ARTICLE 7 TRUSTEE
Section 7.01    Duties of Trustee.
(a)The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to it hereunder.

(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;
(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(e)The Trustee will not be liable for interest on, and will not be obligated to invest, any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may execute any of the trusts or powers hereunder and perform any duties hereunder either directly or through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(f)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agents, and the Trustee, in each of its capacities hereunder, each Agent and each agent, custodian, and other Person employed to act hereunder.
(j)The Trustee may request that the Company and each Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(k)The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.
(l)The Trustee shall have no obligation to (i) independently determine or verify the rating of any Notes or if a commencement of any Suspension Period or the Reversion Date has occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Subsidiaries' future compliance with their covenants or (iii) notify the Holders of the commencement of the Suspension Period or the Reversion Date.
(m)Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04    Trustee's Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any related offering material or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein, any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture or the legality or validity of the Notes or this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with Section 7.02(h), the Trustee will provide to Holders a notice of the Default or Event of Default within 90 days after the Trustee has notice thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06    [Intentionally Omitted].

Section 7.07    Compensation and Indemnity.
(a)The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed between the Company and the Trustee. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee's agents and counsel.
(b)The Company and each Guarantor, jointly and severally, will indemnify the Trustee and any director, officer, employee or agent of the Trustee and hold each of them harmless for, from and against any and all losses, liabilities, claims, damages or expenses incurred by it (i) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the reasonable and documented costs and expenses (including the costs and expenses of the Trustee's agents and counsel) of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or (ii) arising out of or in connection with the exercise or performance of any of its powers or duties hereunder and/or the exercise of its rights, except to the extent any such loss, liability or expense may be attributable to its own negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor, as the case may be, will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel provided, however that the Company and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified party's defense and, in such indemnified party's reasonable judgment, there is no conflict of interest or potential conflict of interest between the Company and the Guarantors, as applicable, and such party in connection with such defense. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)The obligations of the Company and the Guarantors under this Section 7.07 will survive payment of the Notes, resignation or removal of the Trustee or any Agent, the satisfaction and discharge of this Indenture or other termination of this Indenture.
(d)To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08    Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10 hereof;
(ii)the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian, receiver or public officer takes charge of the Trustee or its property; or

(iv)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09    Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including any corporate trust business contemplated by this Indenture) to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Section 7.11    Preferential Collection of Claims Against the Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been released from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(i)the rights of Holders of outstanding Notes issued hereunder to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;
(ii)the Company's obligations with respect to the Notes issued hereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(iii)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and the Guarantors in connection therewith; and
(iv)this Article 8.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.08, 4.09, 4.12, 4.15 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees, will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, and clauses (iii), (iv), (v) (with respect to a Significant Subsidiary), (vi) (with respect to a Significant Subsidiary), (vii) and (viii) of Section 6.01(a) will not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
(a)In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(i)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, and interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(ii)in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes issued hereunder will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes issued hereunder will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);
(v)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(vi)the Company must deliver to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit referred to in clause (i), or if longer, the day immediately following the last day on which the deposit may be set aside as preferential payment under applicable law, and assuming that no Holder is an “inside?' of the Company under applicable bankruptcy law, after such day following the deposit, the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;
(vii)the Company must deliver to the Trustee an Officers' Certificate stating that the deposit referred to in clause (i) was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and
(viii)the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance of the Notes have been complied with.
(b)Notwithstanding the foregoing, the Opinion of Counsel required by clauses (ii) and (iii) above with respect to a Legal Defeasance or a Covenant Defeasance, as applicable, need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
(c)Upon satisfaction of the conditions set forth herein and upon the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
Section 8.05    Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money, non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money, non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(ii) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company causes to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees:
(i)to cure any ambiguity, mistake, defect or inconsistency;
(ii)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company's or such Guarantor's obligations under this Indenture;
(iv)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(v)to secure the Notes;
(vi)to add a Note Guarantee;
(vii)to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;
(viii)to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture; or
(ix)to release a Guarantor from its Note Guarantee; provided, that such sale, designation or release is in accordance with the applicable provisions of this Indenture, provided, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
Section 9.02    With Consent of Holders of Notes.
(a)Subject to Section 6.07, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes may waive compliance with any provision of this Indenture or the Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) without notice to any other Holders (except a default in respect of the payment of principal or interest on the Notes).
(b)Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
(i)reduce the principal amount of Notes issued hereunder whose Holders must consent to an amendment, supplement or waiver;
(ii) reduce the principal of or change the fixed maturity of any Note issued hereunder or alter the provisions with respect to the redemption of the Notes issued hereunder (other than provisions relating to the covenants described above under Section 4.15, except as set forth in clause (x) below);
(iii)reduce the rate of or change the time for payment of interest on any Note issued hereunder;
(iv)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the outstanding Notes issued hereunder (except a rescission of acceleration of the outstanding Notes issued hereunder by the Holders of at least a majority in aggregate principal amount of the outstanding Notes issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);
(v)make any Note payable in money other than that stated in the Notes;
(vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders hereunder to receive payments of principal of, or interest or premium, if any, on the Notes or impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes;
(vii)waive a redemption payment with respect to any Note issued hereunder (other than a payment required by Section 4.15, except as set forth in clause (x) below);
(viii)make any change in the ranking or priority of any Note issued hereunder that would adversely affect the Holders;

(ix)modify the Note Guarantees in any manner adverse to the Holders;
(x)amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred; or
(xi)make any change in the preceding amendment and waiver provisions.
(c)It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(d)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03     [Intentionally Omitted].
Section 9.04    Revocation and Effect of Consents.
(a)Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
(b)The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.
(c)After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (xi) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 9.05    Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company's expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, Etc.
The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel and Officers' Certificate shall be at the expense of the Company.
ARTICLE 10
GUARANTEES
Section 10.01    Guarantee.
(a)Subject to this Article 10, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.12), if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.
(b)Each Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof; the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated with full force and effect.
(d)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Note Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state or foreign law prohibiting distributions by an insolvent entity to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.
Section 10.03    Execution and Delivery of Guarantee.
(a)To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee (a “Notation of Guarantee”) substantially in the form attached hereto as Exhibit D shall be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.
(b)Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.
(c)If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 4.17, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.17 and this Article 10, to the extent applicable.
Section 10.04    Guarantors May Consolidate, Etc., on Certain Terms.
Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in Article 5.
Section 10.05    Releases.
The Note Guarantee of a Guarantor will be automatically released in the event that:
(a)there is a sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock (including through merger or consolidation) following which the applicable Guarantor is no longer a Subsidiary), or all or substantially all the assets, of the applicable Guarantor;
(b)in the case of any Subsidiary which after the Issue Date is required to provide a Note Guarantee pursuant to Section 4.17, the release or discharge of the Guarantee by such Subsidiary of all Indebtedness of the Company or any Subsidiary or the repayment of all the Indebtedness or Disqualified Stock, in each case, which resulted in an obligation to provide a Note Guarantee;
(c)if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described under Article 8 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture as described under Article 11; or
(d)such Guarantor is also a guarantor or borrower under the Credit Agreement as in effect on the Issue Date and, at the time of release of its Note Guarantee, (x) has been released from its Guarantee of, and all pledges and security, if any, granted in connection with the Credit Agreement, (y) is not an obligor under any

Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (3), (5), (6), (7), (8), (9), (10) and (11) of Section 4.09(b) and (z) does not Guarantee any Indebtedness of the Company or any of the other Guarantors.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
(a)This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(i)either:
(A)all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(B)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable by reason of the giving of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(ii)no Default or Event of Default has occurred and is continuing under this Indenture on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;
(iii)the Company has paid or caused to be paid all sums payable by it under this Indenture; and
(iv)the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.
(b)In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
(c)Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (i) of Section 11.01(a), the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any)

and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided, that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01    [Intentionally Omitted].
Section 12.02    Notices.
Any notice, demand, instruction, request, direction or communication by the Company, any Guarantor or the Trustee to the others is duly given if in English and in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others' address:
If to the Company and/or any Guarantor:
Sensata Technologies B.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Financial Officer

With a copy to:
Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Facsimile No.: (312) 361-2200
Attention: Dennis M. Myers, P.C.

If to the Trustee:
The Bank of New York Mellon
Corporate Trust Division
101 Barclay Street, 4th Floor East
New York, NY 10286
Facsimile No.: (212) 815-5390
Attention: Corporate Trust Division

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications to the Trustee or any Agent shall be deemed to have been duly given upon actual receipt thereof by such party. All other notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder of a Global Note will be delivered to the Depositary in accordance with its customary procedures. Any notice or communication to a Holder of a Definitive Note will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
Except with respect to the Trustee and the Agents, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods, including any non-secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
If the Company gives a notice or communication to Holders, it will give a copy to the Trustee and each Agent at the same time.
Section 12.03    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(i)an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(ii)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
(i)a statement substantially to the effect that the Person making such certificate or opinion has read such covenant or condition;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement substantially to the effect that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.
Section 12.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, as such, will have any liability for any obligations of the Company or any Guarantor under any Notes, any Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of such Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.
Section 12.08    Governing Law.
THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.09    Jurisdiction; Waiver of Jury Trial.
(a)Each of the Company and the Guarantors hereby consents to the non-exclusive jurisdiction of any court of the State of New York or any U.S. Federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to the Notes, this Indenture or the Note Guarantees. Each of the Company and the Guarantors hereby appoints C T Corporation System located at 111 8th Avenue, New York, New York 10011 as its authorized agent upon which service of process may be served in any action or proceeding brought in any court of the State of New York or any U.S. Federal court sitting in the Borough of Manhattan, The City of New York in connection with this Indenture, the Notes or the Note Guarantees.
(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 12.10    Waiver of Immunities.
To the extent that the Company or any Guarantor may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in this Indenture, the Notes or the Note Guarantees and to the extent that in any jurisdiction there may be immunity attributed to the Company or the Guarantors or the Company's or any Guarantor's assets, whether or not claimed, the Company or any Guarantor, as applicable, irrevocably agrees for the benefit of the Holders not to claim, and irrevocably waives, the immunity to the full extent permitted by law.
Section 12.11    Currency Rate Indemnity.
The Company and the Guarantors agree that, if a judgment or order made by any court for the payment of any amount in respect of this Indenture, any Notes or any Note Guarantee is expressed in a currency other than U.S. dollars, each of the Company and the Guarantors will indemnify the relevant payee against any deficiency arising from any variation in rates of exchange between the date as of which the U.S. dollars currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the other obligations of the Company and the Guarantors under this Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Indenture, the Notes or any Note Guarantee.
Section 12.12    Successors.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.
Section 12.13    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, then (to the extent permitted by applicable law) the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.14    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.15    Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

Dated as of April 17, 2013
SIGNATURES
SENSATA TECHNOLOGIES B.V.

By: /s/Jeffrey Cote
Name: Jeffrey Cote
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES, INC.
By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: President and Chief Executive Officer

SENSATA TECHNOLOGIES MASSACHUSETTS, INC.

By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: President and Chief Executive Officer

SENSATA TECHNOLOGIES US, LLC

By: /s/Martha Sullivan
Name: Martha Sullivan
Title: President

SENSATA TECHNOLOGIES US II, LLC

By: /s/Martha Sullivan
Name: Martha Sullivan
Title: President

SENSATA TECHNOLOGIES BERMUDA LTD.

By: /s/Steven Reynolds
Name: Steven Reynolds
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY U.S., B.V

By: /s/Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLLAND, B.V.

By:/s/Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.

By: /s/Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES US COOPERATIEF U.A

By: /s/Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES DE MEXICO, S. DE R.L. DE C.V.

By: /s/Santiago Sepulveda Iturbe
Name: Santiago Sepulveda Iturbe
Title: Attorney-in-Fact

SENSATA TECHNOLOGIES JAPAN LIMITED

By: /s/Akira Hayashi
Name: Akira Hayashi
Title: Representative Director

SENSATA TECHNOLOGIES MALAYSIA SDN. BHD.

By: /s/Ng Keng Hooi
Name: Ng Keng Hooi
Title: Director

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent
By: /s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

EXHIBIT A
[Face of Note]
[Insert legends required by the Indenture]

CUSIP No.: [--]
ISIN: [--]
4.875% Senior Notes due 2023
No.    $
SENSATA TECHNOLOGIES B.V.
promise to pay to CEDE & CO. or registered assigns, the principal sum of    DOLLARS [if the Note is a Global Note, add the following: (as revised by the Schedule of Increases and Decreases in Global Note, attached hereto)] on October 15, 2023.
Interest Payment Dates: April 15 and October 15, commencing October 15, 2013.
Additional provisions of this Note are set forth on the other side of this Note.
Record Dates: April 1 and October 1.
Dated: April 17, 2013

SENSATA TECHNOLOGIES B.V.
By:
Name:
Title:
Dated: April 17, 2013

Dated: April 17, 2013
This is one of the Notes referred to
in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Reverse of Note]
4.875% Senior Notes due 2023
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)INTEREST. Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), promises to pay interest on the principal amount of this Note at 4.875% per annum from April 17, 2013 until maturity. The Company will pay interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 2013 until the principal hereof is due. The first Interest Payment Date shall be October 15, 2013. The Company will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
(2)METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company will pay principal, premium, if any, and interest on Definitive Notes at the office of the Paying Agent, provided, however, that the Company may, at its option, pay interest by (i) check mailed to the address of the Person entitled to the payment as it appears in the register maintained by the Registrar; or (ii) if any Holder of Definitive Notes holds an aggregate principal amount in excess of $5.0 million, by wire transfer in immediately available funds to the place and account designated in writing by such Holder at least 15 calendar days prior to the Interest Payment Date. Payments on Global Notes shall be made to DTC in accordance with its applicable procedures. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, as the Trustee, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4)INDENTURE. The Company issued the Notes under the Indenture dated as of April 17, 2013 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Notes are unsecured senior obligations of the Company. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur Indebtedness, create or incur Liens and enter into sale and leaseback transactions. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
To Guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally Guaranteed the obligations of the Company under the Notes on an unsecured senior basis pursuant to the terms of the Indenture.

(5) OPTIONAL REDEMPTION.
(a)Except pursuant to Section 3.07(d) or (e) of the Indenture, the Notes will not be redeemable by the Company; provided, however, the Company may acquire the Notes by means other than a redemption.
(b)At any time and from time to time, upon not less than 30 nor more than 60 days' notice to the Holders, the Company may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of Holders of record on the record date to receive interest due on the interest payment date).
(c)The Company may, at its option, redeem the Notes, in whole but not in part, at any time upon not less than 15 days' nor more than 30 days' notice to the Holders (which notice shall be irrevocable and given in accordance with Section 3.03 of the Indenture), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, premium, if any, and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Company determines in good faith that the Company or any Guarantor is, or on the next date on which any amount would be payable in respect of the Notes, would be obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions thereof, which the Company or such Guarantor, as the case may be, cannot avoid by the use of reasonable measures available to it (including, without limitation, making payment through a Paying Agent located in another jurisdiction), as a result of:
(1) any change in, or amendment to, the laws or treaties (or any regulations, official guidance or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that arises after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder); or
(2) any change in the official application, administration, or interpretation of the laws, treaties, regulations, official guidance or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment, or order by a court of competent jurisdiction), on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction has changed since the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder).
Notwithstanding the foregoing, the Company may not redeem the Notes under this provision if a Relevant Taxing Jurisdiction changes and the Company is obligated to pay Additional Amounts as a result of a Change in Tax Law of such Relevant Taxing Jurisdiction which was officially announced at the time the latter became a Relevant Taxing Jurisdiction.
Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Company or any Guarantor, would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes or the relevant Note Guarantee, as the case may be, were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.
(d)The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(e)Except for redemption pursuant to clause (c) above, notices of redemption will be given at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with Section 12.02 of the Indenture, except that (x) redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

(6) REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control occurs, unless the Company at such time has given notice of redemption with respect to all outstanding Notes, each Holder will have the right to require the Company to repurchase all or any part (in a principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder's Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the Change of Control Payment Date. Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption with respect to all outstanding Notes, the Company will give notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given.
(7)DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 (the “Minimum Dollar Denomination”) and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of or exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day the Company gives notice of redemption of the Notes or makes a Change of Control Offer and ending at the close of business on the day notice of redemption is given or the Change of Control Offer is made.
(8)PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.
(9)AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Company and Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented:
(i)to cure any ambiguity, mistake, defect or inconsistency;
(ii)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company's or such Guarantor's obligations under the Indenture;
(iv)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;
(v)to secure the Notes;
(vi)to add a Note Guarantee;
(vii)to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;
(viii)to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or

(ix)to release a Guarantor from its Note Guarantee; provided, that such sale, designation or release is in accordance with the applicable provisions of the Indenture, provided, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of the Indenture.
(10)DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(11)DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
(12)TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(13)NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, the Parent or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(14)AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(15)ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(16)CUSIP NUMBERS, ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(17)GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.
(18)JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the Company and the Guarantors has consented to the nonexclusive jurisdiction of any court of the State of New York or any U.S. Federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, the Indenture or the Note Guarantees. Each of the Company and the Guarantors has appointed C T Corporation System located at 111 8th Avenue, New York, New York 10011 as its authorized agent upon which service of process may be served in any action or proceeding brought in any court of the State of New York or any U.S. Federal court sitting in the Borough of Manhattan, The City of New York in connection with the Indenture, this Note or the Note Guarantees.
(b) EACH OF THE PARTIES TO THE INDENTURE HAS IRREVOCABLY WAIVED ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(19)WAIVER OF IMMUNITIES. To the extent that the Company or any Guarantor may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in the Indenture, this Note or the Note Guarantees and to the extent that in any jurisdiction there may be immunity attributed to the Company or the Guarantors or the Company's or any Guarantor's assets, whether or not claimed, the Company or any Guarantor, as applicable, has irrevocably agreed for the benefit of the Holders not to claim, and irrevocably waived, the immunity to the full extent permitted by law.
(20)CURRENCY RATE INDEMNITY. The Company and the Guarantors have agreed that, if a judgment or order made by any court for the payment of any amount in respect of the Indenture, any Notes or any Note Guarantee is expressed in a currency other than U.S. dollars, each of the Company and the Guarantors will indemnify the relevant payee against any deficiency arising from any variation in rates of exchange between the date as of which the U.S. dollars currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity constitutes a separate and independent obligation from the other obligations of the Company and the Guarantors under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes or any Note Guarantee.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Sensata Technologies B.V.,
c/o Sensata Technologies Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Financial Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box below:
•Section 4.15
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS IN THE GLOBAL NOTE
[To be inserted for Rule 144A Global Note]
The following transfer or exchange of a part of this Rule 144A Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Rule 144A Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]
The following transfer or exchange of a part of this Regulation S Global Note for an interest in another Global Note or for a Definitive Note or of other Restricted Global Notes or Definitive Note for an interest in this Regulation S Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

                EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Sensata Technologies B.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Administrative and Financial Officer

The Bank of New York Mellon
Corporate Trust Division
101 Barclay Street, 4th Floor East
New York, NY 10286
Facsimile No.: (212) 815-5390
Attention: Corporate Trust Division

Re: 4.875% Senior Notes due 2023
Reference is hereby made to the Indenture, dated as of April 17, 2013 (the “Indenture”), among Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $    in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.❑ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ❑ Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the

Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ❑ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)❑ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)❑ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)❑ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)❑ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ❑ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)❑ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)❑ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)❑ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ❑ a beneficial interest in the:
(i)❑ 144A Global Note (CUSIP    ), or
(ii)❑ Regulation S Global Note (CUSIP    ); or
(b)    ❑ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    ❑ a beneficial interest in the:
(i)❑ 144A Global Note (CUSIP    ), or
(ii)❑ Regulation S Global Note (CUSIP    ), or
(iii)❑ Unrestricted Global Note (CUSIP    ); or
(b)     ❑ a Restricted Definitive Note; or
(c)    ❑ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Sensata Technologies B.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Administrative and Financial Officer
The Bank of New York Mellon
Corporate Trust Division
101 Barclay Street, 4th Floor East
New York, NY 10286
Facsimile No.: (212) 815-5390
Attention: Corporate Trust Division
Re: 4.875% Senior Notes due 2023
Reference is hereby made to the Indenture, dated as of April 17, 2013 (the “Indenture”), among Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        (CUSIP    ; ISIN    ) in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ❑ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)❑ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)❑ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are
C-1

not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)❑ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ❑ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ❑ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ❑ 144A Global Note, Regulation S Global Note ❑ with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:
C-2

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally Guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of April 17, 2013 (as amended, modified or supplemented from time to time, the “Indenture”) among Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands, the guarantors party thereto, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), (a) prompt payment of the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt payment of interest on overdue principal, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.12 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes) when due, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[SIGNATURE PAGE FOLLOWS]

D-1

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.
[NAME OF GUARANTOR]

E-2

EXHIBIT E
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of    , 20 , among (the “New Guarantor”), a subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 17, 2013 providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally Guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.GOVERNING LAW THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of the New Guarantor or this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:    , 20
[NEW GUARANTOR]

By:
Name:
Title:

SENSATA TECHNOLOGIES B.V.
By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:
THE BANK OF NEW YORK MELLON
as Trustee

By:
Name:
Title:

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 11, 2013, among Sensor-Nite Industrial EOOD, a company incorporated and existing under the laws of the Republic of Bulgaria, registered with the Commercial Register at the Registrar Agency in Bulgaria under Unified Identification Code 131018307 (“Sensor-Nite Bulgaria”), Sensor-Nite NV, a limited liability company incorporated and existing under the laws of Belgium, having its registered seat at Industrielaan 24, B-2250 Olen, registered with the Crossroads Bank for Enterprises under number 0459.846.910 (“Sensor-Nite Belgium” and, together with Sensor-Nite Bulgaria, the “New Guarantors”), each of which is a direct or indirect subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 17, 2013 providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the existing Guarantors and the New Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture. Notwithstanding anything herein to the contrary, the aggregate principal amount of all obligations guaranteed by Sensor-Nite Belgium pursuant to (i) this Supplemental Indenture, (ii) the third supplemental indenture dated as of the date hereof in relation to the 2009 Notes (as defined in the Indenture), and (iii) the foreign guaranty supplement executed by Sensor-Nite Belgium in relation to the Credit Agreement (as defined in the Indenture), shall not exceed U.S. $40,000,000 in the aggregate, which limitation is necessary so as not to render the guarantee voidable.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any-obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NOTICES. All notices-or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall-remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6.GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
7.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.EFFECT OF HEADINGS. The Section headings herein are for convenience only and: shall not affect the construction hereof.
9.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Guarantees of the New Guarantors or this Supplemental Indenture.
2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
SENSOR-NITE NV

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Managing Director

SENSOR-NITE INDUSTRIAL EOOD

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Managing Director

    Signature Page to First Supplemental Indenture

SENSATA TECHNOLOGIES B.V.

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY US, B.V.

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLLAND, B.V.

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES US COOPERATIEF U.A.

By: /s/Geert Braaksma
Name: Geert Braaksma
Title: Director

Signature Page to First Supplemental Indenture

SENSATA TECHNOLOGIES, INC.

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Operating Officer and Interim Chief Financial Officer

SENSATA TECHNOLOGIES MASSACHUSETTS, INC.

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Operating Officer and Interim Chief Financial Officer

SENSATA TECHNOLOGIES US, LLC

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Secretary

SENSATA TECHNOLOGIES US II, LLC

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Secretary

Signature Page to First Supplemental Indenture

SENSATA TECHNOLOGIES DE MEXICO, S. DE R.L. DE C.V.

By: /s/ Santiago Sepalveda
Name: Santiago Sepalveda
Title: Attorney-in-Fact

Signature Page to First Supplemental Indenture

SENSATA TECHNOLOGIES JAPAN LIMITED

By: /s/ Akira Hayashi
Name: Akira Hayashi
Title: Representative Director

Signature Page to First Supplemental Indenture

SENSATA TECHNOLOGIES MALAYSIA SDN BHD

By: /s/ Ng Keng Hooi
Name: Ng Keng Hooi
Title: Director

Signature Page to First Supplemental Indenture

SENSATA TECHNOLOGIES BERMUDA LTD.

By: /s/ Steven Reynolds
Name: Steven Reynolds
Title: Director

Signature Page to First Supplemental Indenture

THE BANK OF NEW YORK MELLON
as Trustee

By: /s/ Jaime Nielsen
Authorized Signatory

Signature Page to First Supplemental Indenture

SECOND SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2014, among ST Schrader Holding Company UK Limited, August UK Holdco Limited, ST August Lux Intermediate Holdco S.À R.L., ST August Lux Company S.À R.L., August Lux Holding Company S.À R.L., August LuxUK Holding Company S.À R.L., August Brazil Holding Company S.À R.L., Sensata Technologies France SAS, August France Holding Company and Sensata Finance Ireland Limited (the “New Guarantors”), subsidiaries of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S E T H
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 17, 2013 providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”) and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
Notwithstanding anything herein to the contrary, the Note Guarantee granted by any New Guarantor which is incorporated and established in the Grand Duchy of Luxembourg (each, a “Luxembourg Guarantor”) under Article 10 of the Indenture to Guarantee the obligations thereunder of (i) the Company and/or (ii) any Guarantor which is not a direct or indirect subsidiary of such Luxembourg Guarantor, shall be limited at any time to an aggregate amount not exceeding the higher of:
(a)90% of such Luxembourg Guarantor’s capitaux propres and subordinated debt (all as referred to in article 34 of the Luxembourg law dated 19 December 2002 relating to the Register of Commerce and Companies as well as the accounting and the annual accounts of companies, as amended) as reflected in its last annual accounts (approved by a shareholders’ meeting) available on the date on which a demand is made under such Luxembourg Guarantor’s Note Guarantee; and
(b)90% of such Luxembourg Guarantor’s capitaux propres and subordinated debt (all as referred to in article 34 of the Luxembourg law dated 19 December 2002 relating to the Register of Commerce and Companies as well as the accounting and the annual accounts of companies, as amended) as reflected in its last annual accounts (approved by a shareholders’ meeting) available on the date of this Supplemental Indenture.
The above limitation shall not apply to any proceeds of the offering of the Notes on-lent, or otherwise made available, to such Luxembourg Guarantor or any of its direct or indirect subsidiaries.
Notwithstanding anything herein to the contrary, the obligations and liabilities of any Guarantor incorporated in France (each, a “French Guarantor”) are subject to the following limitations:
    Signature Page to Second Supplemental Indenture

(a)The obligations and liabilities of any French Guarantor under its Note Guarantee shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of articles L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code or any other laws or regulations having the same effect, as interpreted by French courts;
(b)The obligations and liabilities of any French Guarantor under its Note Guarantee for the Company’s Obligations under the Indenture and the Notes shall be limited, at any time, to an amount equal to the aggregate of all amounts made available under the Notes and the Indenture to the Company to the extent directly or indirectly on-lent to such French Guarantor and/or its direct and indirect Subsidiaries under intercompany loan agreements and outstanding at the date a payment is to be made by such French Guarantor under this Supplemental Indenture, the Indenture and the Notes, it being specified that any payment made by a French Guarantor under its Note Guarantee in respect of the Company’s Obligations shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Guarantor or its relevant direct or indirect Subsidiary under the intercompany loan agreements referred to above and that any repayment of the intercompany loans by such French Guarantor or its relevant direct or indirect Subsidiary shall reduce pro tanto the amount payable by such French Guarantor under its Note Guarantee; and
(c)It is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefore be considered as “co-débiteur solidaire” as to its obligations pursuant to its Note Guarantee.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
7.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantees of the New Guarantors or this Supplemental Indenture.
2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AUGUST UK HOLDCO LIMITED, as a New Guarantor

By:     /s/ Martha Sullivan
Name: Martha Sullivan
Title: Director

ST SCHRADER HOLDING COMPANY UK LIMITED, as a New Guarantor

BY:          /s/Martha Sullivan
Name: Martha Sullivan
Title: Director

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES FRANCE SAS

By:     /s/ Geert Braaksma
Name: Geert Braaksma
Title: President

AUGUST FRANCE HOLDING COMPANY

By:     /s/ Jean-Michel Bolmont
Name: Jean-Michel Bolmont
Title: President

    Signature Page to Second Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ST August Lux Company, S.à.r.l.

By:     /s/ Cedric Bradfer
Name: Cedric Bradfer
Title: Manager

ST August Intermediate Holdco, S.à r.l.

By:     /s/ Cedric Bradfer
Name: Cedric Bradfer
Title: Manager

August Lux Holding Company

By:     /s/ Cedric Bradfer
Name: Cedric Bradfer
Title: Manager

August Brazil Holding Company

By:     /s/ Cedric Bradfer
Name: Cedric Bradfer
Title: Manager

August LuxUK Holding Company

By:     /s/ Cedric Bradfer
Name: Cedric Bradfer
Title: Manager

    Signature Page to Second Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SENSATA FINANCE IRELAND LIMITED

By:     /s/ Paul McCabe
Name: Paul McCabe
Title: Director

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES B.V., as the Issuer

By:     /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Attorney-in-Fact

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES, INC., as an Existing Guarantor
By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: President and Chief Executive Officer

SENSATA TECHNOLOGIES MASSACHUSETTS, INC., as an Existing Guarantor

By:/s/ Martha Sullivan
Name: Martha Sullivan
Title: President and Chief Executive Officer

SENSATA TECHNOLOGIES US, LLC, as an Existing Guarantor

By:/s/ Martha Sullivan
Name: Martha Sullivan
Title: President

SENSATA TECHNOLOGIES US II, LLC, as an Existing Guarantor

By:/s/ Martha Sullivan
Name: Martha Sullivan
Title: President

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES HOLDING COMPANY U.S., B.V., as an Existing Guarantor

By: /s/ Geert Braaksma________________________
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLLAND, B.V., as an Existing Guarantor

By: /s/ Geert Braaksma________________________
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V., as an Existing Guarantor

By: /s/ Geert Braaksma________________________
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES US COOPERATIEF U.A., as an Existing Guarantor

By: /s/ Geert Braaksma________________________
Name: Geert Braaksma
Title: Director

SENSOR-NITE NV, as an Existing Guarantor

By: /s/ Geert Braaksma________________________
Name: Geert Braaksma
Title: Attorney-in-Fact

    Signature Page to Second Supplemental Indenture

SENSOR-NITE INDUSTRIAL EOOD, as an Existing Guarantor

By: /s/ Geert Braaksma________________________
Name: Geert Braaksma
Title: Director

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES BERMUDA LTD., as an Existing Guarantor

By: /s/ Steve Reynolds_______________________
Name: Steve Reynolds
Title: Director

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V., as an Existing Guarantor

By: /s/ Santiago Sepalveda
Name: Santiago Sepalveda
Title: Attorney-in-Fact

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES JAPAN LIMITED, as an Existing Guarantor

By: /s/ Akira Hayashi__________________________
Name: Akira Hayashi
Title: Representative Director

    Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES MALAYSIA SDN. BHD., as an Existing Guarantor

By: /s/ Peter Leong Choong Chi___________________
Name: Peter Leong Choong Chi
Title: Director

    Signature Page to Second Supplemental Indenture

THE BANK OF NEW YORK MELLON,
as Trustee

By: /s/ Catherine F. Donohue_____________________
Name: Catherine F. Donohue
Title: Vice President

    Signature Page to Second Supplemental Indenture

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 17, 2015, among STI HOLDCO, INC. (the “New Guarantor”), a subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S E T H
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 17, 2013 providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
Notwithstanding anything herein to the contrary, the Note Guarantee granted by any Guarantor which is incorporated and established in the Grand Duchy of Luxembourg (each, a “Luxembourg Guarantor”) under Article 10 of the Indenture to Guarantee the obligations thereunder of (i) the Company and/or (ii) any Guarantor which is not a direct or indirect subsidiary of such Luxembourg Guarantor, shall be limited at any time to an aggregate amount not exceeding the higher of:
(a)90% of such Luxembourg Guarantor’s capitaux propres and subordinated debt (all as referred to in article 34 of the Luxembourg law dated 19 December 2002 relating to the Register of Commerce and Companies as well as the accounting and the annual accounts of companies, as amended) as reflected in its last annual accounts (approved by a shareholders’ meeting) available on the date on which a demand is made under such Luxembourg Guarantor’s Note Guarantee; and
(b)90% of such Luxembourg Guarantor’s capitaux propres and subordinated debt (all as referred to in article 34 of the Luxembourg law dated 19 December 2002 relating to the Register of Commerce and Companies as well as the accounting and the annual accounts of companies, as amended) as reflected in its last annual accounts (approved by a shareholders’ meeting) available on the date of this Supplemental indenture.
The above limitation shall not apply to any proceeds of the offering of the Notes on-lent, or otherwise made available, to such Luxembourg Guarantor or any of its direct or indirect subsidiaries.

Notwithstanding anything herein to the contrary, the obligations and liabilities of any Guarantor incorporated in France (each, a “French Guarantor”) are subject to the following limitations:

(a)The obligations and liabilities of any French Guarantor under its Note Guarantee shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of articles L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code or any other laws or regulations having the same effect, as interpreted by French courts;
(b)The obligations and liabilities of any French Guarantor under its Note Guarantee for the Company’s Obligations under the Indenture and the Notes shall be limited, at any time, to an amount equal to the aggregate of all amounts made available under the Notes and the Indenture to the Company to the extent directly or indirectly on-lent to such French Guarantor and/or its direct and indirect Subsidiaries under intercompany loan agreements and outstanding at the date a payment is to be made by such French Guarantor under this Supplemental Indenture, the Indenture and the Notes, it being specified that any payment made by a French Guarantor under its Note Guarantee in respect of the Company’s Obligations shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Guarantor or its relevant direct or indirect Subsidiary under the intercompany loans referred to above and that any repayment of the intercompany loans by such French Guarantor or its relevant direct or indirect Subsidiary shall reduce pro tanto the amount payable by such French Guarantor under its Note Guarantee; and
(c)It is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefor be considered as “co-débiteur solidaire” as to its obligations pursuant to its Note Guarantee.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
6.GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
7.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of the New Guarantor or this Supplemental Indenture.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
STI HOLDCO, INC., as the new Guarantor
By:     /s/ Martha Sullivan
Name: Martha Sullivan
Title: President

Signature Page to Third Supplemental Indenture

AUGUST UK HOLDCO LIMITED, as an existing Guarantor

By:    /s/ Martha Sullivan
Name: Martha Sullivan
Title: Director

ST SCHRADER HOLDING COMPANY UK LIMITED, as an existing Guarantor

By:    /s/ Martha Sullivan
Name: Martha Sullivan
Title: Director

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES FRANCE SAS, as an Existing Guarantor

By:     /s/ Geert Braaksma
Name: Geert Braaksma
Title: President

AUGUST FRANCE HOLDING COMPANY, as an Existing Guarantor

By:     /s/ Jean-Michel Bolmont
Name: Jean-Michel Bolmont
Title: President

Signature Page to Third Supplemental Indenture

ST AUGUST LUX COMPANY, S.À.R.L., as an existing Guarantor

By:     /s/ Geert Braaksma
Name: Geert Braaksma
Title: Class A Manager

ST AUGUST INTERMEDIATE HOLDCO, S.À.R.L., as an existing Guarantor

By:     /s/ Geert Braaksma
Name: Geert Braaksma
Title: Class A Manager

AUGUST LUX HOLDING COMPANY, as an existing Guarantor

By:     /s/ Geert Braaksma
Name: Geert Braaksma
Title: Class A Manager

AUGUST BRAZIL HOLDING COMPANY, as an existing Guarantor

By:     /s/ Geert Braaksma
Name: Geert Braaksma
Title: Class A Manager

AUGUST LUXUK HOLDING COMPANY, as an existing Guarantor

By:     /s/ Geert Braaksma
Name: Geert Braaksma
Title: Class A Manager

Signature Page to Third Supplemental Indenture

SENSATA FINANCE IRELAND LIMITED, as an existing Guarantor
By: /s/ Graeme Thompson
Name: Graeme Thompson
Title: Director

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES, INC., as an existing Guarantor
By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: President and Chief Executive Officer

SENSATA TECHNOLOGIES MASSACHUSETTS, INC., as an existing Guarantor

By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: President and Chief Executive Officer

SENSATA TECHNOLOGIES US, LLC, as an existing Guarantor

By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: President

SENSATA TECHNOLOGIES US II, LLC, as an existing Guarantor

By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: President

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES HOLDING COMPANY US, B.V., as an existing Guarantor

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLLAND, B.V., as an existing Guarantor

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V., as an existing Guarantor

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES US COOPERATIEF U.A., as an existing Guarantor

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

SENSOR-NITE NV, as an existing Guarantor

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES DE MÉXICO, S. DE. R.L. DE C.V., as an existing Guarantor

By:     /s/Santiago Sepulveda Yturbe
Name: Santiago Sepulveda Yturbe
Title: Attorney-in-Fact

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES MALAYSIA SDN.BHD., as an existing Guarantor

By:     /s/ Peter Leong Choong Chi
Name: Peter Leong Choong Chi
Title: Director

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES JAPAN LIMITED, as an existing Guarantor

By: /s/ Akira Hayashi
Name: Akira Hayashi
Title: Representative Director

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES BERMUDA LTD., as an existing Guarantor

By: /s/ Steve Reynolds
Name: Steve Reynolds
Title: Director

Signature Page to Third Supplemental Indenture

SENSATA-NITE INDUSTRIAL EOOD, as an existing Guarantor

By: /s/ Geert Braaksma
Name: Geert Braaksma
Title: Director

Signature Page to Third Supplemental Indenture

SENSATA TECHNOLOGIES B.V., as the Issuer

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Attorney-in-Fact

Signature Page to Third Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By: /s/ John T. Needham Jr.
Authorized Signatory

Signature Page to Third Supplemental Indenture

Execution Version
FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 27, 2015, among Sensata Technologies UK Financing Co. plc, CDI Netherlands B.V., and Sensata Finance Ireland II Limited (collectively, the “New Guarantors”), subsidiaries of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 17, 2013 providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS UNDER SECTION 12.09 OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.
8.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
10.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantees of the New Guarantors or this Supplemental Indenture.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]
2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
SENSATA TECHNOLOGIES B.V., as the Issuer

By: /s/ Serife Demir
Name: Serife Demir
Title: Attorney in Fact

    Signature Page to Fourth Supplemental Indenture

Signed by Jeffrey Cote (name of director)

for and on behalf of                             /s/ Jeffrey Cote

SENSATA TECHNOLOGIES UK FINANCING CO. PLC,        Director
as a New Guarantor

    Signature Page to Fourth Supplemental Indenture

CDI NETHERLANDS B.V., as the New Guarantor

By: /s/ Paul Chawla
Name: Paul Chawla
Title: Director

    Signature Page to Fourth Supplemental Indenture

SIGNED AND DELIVERED as a DEED

for and on behalf of

SENSATA FINANCE IRELAND II LIMITED

as a New Guarantor,

by its lawfully appointed attorney:             /s/ Graeme Thompson
                        Name: Graeme Thompson
                        Title: Attorney

in the presence of:

/s/ Louise Johnston
Signature of Witness

Solicitor
Occupation of Witness

North Well Quay Dublin 1
Address of Witness

    Signature Page to Fourth Supplemental Indenture

Signed by Martha Sullivan (name of director)

for and on behalf of                 /s. Martha Sullivan

AUGUST UK HOLDCO LIMITED,        Director
as an Existing Guarantor

Signed by Martha Sullivan (name of director)

for and on behalf of                /s/ Martha Sullivan

ST SCHRADER COMPANY UK LIMITED,    Director
as an Existing Guarantor

    Signature Page to Fourth Supplemental Indenture

SENSATA TECHNOLOGIES FRANCE S.A.S., as an existing Guarantor
By: /s/ Paul Chawla
Name: Paul Chawla
Title: President (Président)

    Signature Page to Fourth Supplemental Indenture

AUGUST FRANCE HOLDING COMPANY
S.A,S., as an Existing Guarantor

By:    /s/ Jean-Michel Bolmont
Name: Jean-Michel Bolmont
Title: President (Président)

    Signature Page to Fourth Supplemental Indenture

                    ST AUGUST LUX COMPANY S.À R.L.,
                    Société à responsibilité limitée
                    Registered office: 6D, route de Trèves, L-2633
                    Senningerberg
                    Grand Duchy of Luxembourg
                    Share capital: USD 25,000
                    R.C.S. Luxembourg: B 192229
                    as an Existing Guarantor

                    By:     /s/ Dylan Davies
                        Name: Dylan Davies
                        Title: Manager

    Signature Page to Fourth Supplemental Indenture

ST AUGUST LUX INTERMEDIATE HOLDCO
S.À R.L.,
                    Société à responsibilité limitée
                    Registered office: 6D, route de Trèves, L-2633
                    Senningerberg
                    Grand Duchy of Luxembourg
                    Share capital: USD 25,000
                    R.C.S. Luxembourg: B 192214
                    as an Existing Guarantor

                    By:     /s/ Dylan Davies
                        Name: Dylan Davies
                        Title: Manager

    Signature Page to Fourth Supplemental Indenture

AUGUST LUX HOLDING COMPANY,
                    Société à responsibilité limitée
                    Registered office: 6D, route de Trèves, L-2633
                    Senningerberg
                    Grand Duchy of Luxembourg
                    Share capital: USD 16,376
                    R.C.S. Luxembourg: B 167704
                    as an Existing Guarantor

                    By:     /s/ Dylan Davies
                        Name: Dylan Davies
                        Title: Manager

    Signature Page to Fourth Supplemental Indenture

AUGUST BRAZIL HOLDING COMPANY,
                    Société à responsibilité limitée
                    Registered office: 6D, route de Trèves, L-2633
                    Senningerberg
                    Grand Duchy of Luxembourg
                    Share capital: USD 16,375
                    R.C.S. Luxembourg: B 168084
                    as an Existing Guarantor

                    By:     /s/ Dylan Davies
                        Name: Dylan Davies
                        Title: Manager

    Signature Page to Fourth Supplemental Indenture

AUGUST LUXUK HOLDING COMPANY,
                    Société à responsibilité limitée
                    Registered office: 6D, route de Trèves, L-2633
                    Senningerberg
                    Grand Duchy of Luxembourg
                    Share capital: USD 16,375
                    R.C.S. Luxembourg: B 167757
                    as an Existing Guarantor

                    By:     /s/ Dylan Davies
                        Name: Dylan Davies
                        Title: Manager

    Signature Page to Fourth Supplemental Indenture

GIVEN under the COMMON SEAL of
SENSATA FINANCE IRELAND LIMITED

as an Existing Guarantor,

and DELIVERED as a DEED:            /s/ Graeme Thompson
                        Graeme Thompson
                        Director

/s/ [illegible]
p.p. Goodbody Secretarial Limited
Secretary

    Signature Page to Fourth Supplemental Indenture

                        SENSATA TECHNOLOGIES INC., as an Existing Guarantor

                        By:     /s/ Jeffrey Cote
                        Name: Jeffrey Cote
                        Title: Chief Operating Officer

SENSATA TECHNOLOGIES, MASSACHUSETTS INC., as an Existing Guarantor

                        By:     /s/ Jeffrey Cote
                        Name: Jeffrey Cote
                        Title: Chief Financial Officer

SENSATA TECHNOLOGIES U.S., LLC,
as an Existing Guarantor

                        By:     /s/ Jeffrey Cote
                        Name: Jeffrey Cote
                        Title: Manager

SENSATA TECHNOLOGIES U.S. II, LLC,
as an Existing Guarantor

                        By:     /s/ Jeffrey Cote
                        Name: Jeffrey Cote
                        Title: Manager

STI HOLDCO, INC., as an Existing Guarantor

                        By:     /s/ Jeffrey Cote
                        Name: Jeffrey Cote
                        Title: Director

    Signature Page to Fourth Supplemental Indenture

SENSATA TECHNOLOGIES HOLDING COMPANY US B.V., as an Existing Guarantor

                        By:     /s/ Serife Demir
                        Name: Serife Demir
                        Title: Attorney in fact

SENSATA TECHNOLOGIES HOLLAND B.V., as an Existing Guarantor

                        By:     /s/ Serife Demir
                        Name: Serife Demir
                        Title: Attorney in fact

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO B.V., as an Existing Guarantor

                        By:     /s/ Serife Demir
                        Name: Serife Demir
                        Title: Attorney in fact

SENSATA TECHNOLOGIES US COÖPERATIEF U.A.,
as an Existing Guarantor

                        By:     /s/ Serife Demir
                        Name: Serife Demir
                        Title: Attorney in fact

    Signature Page to Fourth Supplemental Indenture

SENSATA-NITE NV, as an Existing Guarantor

                        By:     /s/ Serife Demir
                        Name: Serife Demir
                        Title: Attorney in fact

    Signature Page to Fourth Supplemental Indenture

SENSATA TECHNOLOGIES BULGARIA EOOD (formerly known as Sensor-Nite Industrial EOOD), as an Existing Guarantor

                        By:     /s/ Serife Demir
                        Name: Serife Demire
                        Title: Attorney in fact

    Signature Page to Fourth Supplemental Indenture

SENSATA TECHNOLOGIES BERMUDA LTD.,
as an Existing Guarantor

                        By:     /s/ Steve Reynolds
                        Name: Steve Reynolds
                        Title: Director

    Signature Page to Fourth Supplemental Indenture

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V., as an Existing Guarantor

                        By:     /s/ Santiago Sepulveda
                        Name: Santiago Sepulveda

    Signature Page to Fourth Supplemental Indenture

SENSATA TECHNOLOGIES JAPAN LIMITED,
as an Existing Guarantor

                        By:     /s/ Xiaodong Ye
                        Name: Xiaodong Ye
                        Title: Representative Director

    Signature Page to Fourth Supplemental Indenture

SENSATA TECHNOLOGIES MALAYSIA SDN. BHD.,
as an Existing Guarantor

                        By:     /s/ Jeffrey Cote
                        Name: Jeffrey Cote
                        Title: Director

    Signature Page to Fourth Supplemental Indenture

                            THE BANK OF NEW YORK MELLON, as
                            Trustee, Registrar and Paying Agent

                            By:     /s/ Teresa Wyszomierski
                            Name: Teresa Wyszomierski
                            Title: Vice President

    Signature Page to Fourth Supplemental Indenture

FIFTH SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 24, 2016, among Custom Sensors & Technologies US Corporation, Custom Sensors & Technologies US, LLC, Custom Sensors & Technologies Newco, Ltd., Custom Sensors & Technologies, Inc., Kavlico Corporation, Crydom, Inc., Newall Electronics, Inc. and BEI North America, LLC (collectively, the “New Guarantors”), subsidiaries of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 17, 2013 providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS UNDER SECTION 12.09 OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.
8.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
10.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantees of the New Guarantors or this Supplemental Indenture.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
SENSATA TECHNOLOGIES BV, as the Issuer

By: /s/ Paul Chawla
Name: Paul Chawla
Title: Director

    Signature Page to Fifth Supplemental Indenture

CUSTOM SENSORS & TECHNOLOGIES US CORPORATION, as a New Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Vice President

CUSTOM SENSORS & TECHNOLOGIES US LLC, as a New Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Vice President

CUSTOM SENSORS & TECHNOLOGIES, INC., as a New Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Vice President

KAVLICO CORPORATION, as a New Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Vice President

CRYDOM, INC., as a New Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Vice President

    Signature Page to Fifth Supplemental Indenture

NEWALL ELECTRONICS, INC., as a New Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Vice President

BEI NORTH AMERICA, LLC, as a New Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Vice President

Signed by Jeffrey Cote (name of director)

for and on behalf of                             /s/ Jeffrey Cote

CUSTOM SENSORS & TECHNOLOGIES NEWCO, LTD.,        Director
as a New Guarantor

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES BULGARIA EOOD (formerly known as Sensor-Nite Industrial EOOD), as an Existing Guarantor

By: /s/ Gerben Ensing
Name: Gerben Ensing
Title: Director

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES HOLDING COMPANY US, B.V., as an existing Guarantor

By: /s/ Paul Chawla
Name: Paul Chawla
Title: Director

SENSATA TECHNOLOGIES HOLLAND, B.V., as an existing Guarantor

By: /s/ Paul Chawla
Name: Paul Chawla
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V., as an existing Guarantor

By: /s/ Paul Chawla
Name: Paul Chawla
Title: Director

SENSATA TECHNOLOGIES US COÖPERATIEF U.A., as an existing Guarantor

By: /s/ Paul Chawla
Name: Paul Chawla
Title: Director

CDI NETHERLANDS B.V., as an Existing Guarantor

By:/s/ Paul Chawla
Name: Paul Chawla
Title: Director

    Signature Page to Fifth Supplemental Indenture

SENSOR-NITE NV, as an existing Guarantor

By: /s/ Paul Chawla
Name: Paul Chawla
Title: Director

    Signature Page to Fifth Supplemental Indenture

Signed by Jeffrey Cote (name of director)

for and on behalf of                             /s/ Jeffrey Cote

SENSATA TECHNOLOGIES UK FINANCING CO. PLC,        Director
as an Existing Guarantor

    Signature Page to Fifth Supplemental Indenture

Signed by Martha Sullivan (name of director)

for and on behalf of                             /s/ Martha Sullivan

AUGUST UK HOLDCO LIMITED,                Director
as an Existing Guarantor

Signed by Martha Sullivan (name of director)

for and on behalf of                             /s/ Martha Sullivan

ST SCHRADER HOLDING COMPANY UK LIMITED,        Director
as an Existing Guarantor

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES FRANCE S.A.S., as an Existing Guarantor

By:     /s/ Paul Chawla
Name: Paul Chawla
Title: President (Président)

    Signature Page to Fifth Supplemental Indenture

AUGUST FRANCE HOLDING COMPANY S.A.S., as an Existing Guarantor

By:     /s/ Jean-Michel Bolmont
Name: Jean-Michel Bolmont
Title: President (Président)

    Signature Page to Fifth Supplemental Indenture

ST AUGUST LUX COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
Senningerberg
Grand-Duchy of Luxembourg
Share capital: USD 25,000
R.C.S. Luxembourg: B 192229
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

    Signature Page to Fifth Supplemental Indenture

ST AUGUST LUX INTERMEDIATE HOLDCO S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 25,000
R.C.S. Luxembourg: B 192214
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

    Signature Page to Fifth Supplemental Indenture

AUGUST LUX HOLDING COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,376
R.C.S. Luxembourg: B 167704
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

    Signature Page to Fifth Supplemental Indenture

AUGUST BRAZIL HOLDING COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,375
R.C.S. Luxembourg: B 168084
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

    Signature Page to Fifth Supplemental Indenture

AUGUST LUXUK HOLDING S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,375
R.C.S. Luxembourg: B 167757
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

    Signature Page to Fifth Supplemental Indenture

SENSATA FINANCE IRELAND LIMITED, as an Existing Guarantor
By: /s/ Graeme Thompson
Name: Graeme Thompson
Title: Director

SENSATA FINANCE IRELAND II LIMITED, as an Existing Guarantor
By:/s/ Graeme Thompson
Name: Graeme Thompson
Title: Director

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES, INC., as an Existing Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Operating Officer

SENSATA TECHNOLOGIES MASSACHUSETTS, INC., as an existing Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Financial Officer

SENSATA TECHNOLOGIES US, LLC, as an Existing Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Manager

SENSATA TECHNOLOGIES US II, LLC, as an Existing Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Manager

STI HOLDCO, INC., as the existing Guarantor
By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES BERMUDA LTD., as an Existing Guarantor

By: /s/ Steven Reynolds
Name: Steven Reynolds
Title: Director

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V., as an existing Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES JAPAN LIMITED, as an Existing Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

    Signature Page to Fifth Supplemental Indenture

SENSATA TECHNOLOGIES MALAYSIA SDN BHD, as an Existing Guarantor

By: /s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Director

    Signature Page to Fifth Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent

By: /s/ Teresa Wyszomierski
Name: Teresa Wyszomierski
Title: Vice President

    Signature Page to Fifth Supplemental Indenture

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 10, 2017, among SENSATA TECHNOLOGIES B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Issuer”), each of the Guarantors under the Indenture referred to below (the “Guarantors”), and THE BANK OF NEW YORK MELLON, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of April 17, 2013 (as amended, supplemented or otherwise modified to date, the “Indenture”), by and among the Issuer, the Guarantors and the Trustee, providing for the issuance of 4.875% Senior Notes due 2023 of the Issuer (the “Notes”);
WHEREAS, upon the terms and subject to the conditions set forth in that certain Consent Solicitation Statement dated October 2, 2017 (as amended and/or supplemented to date, the “Consent Solicitation Statement”), the Issuer solicited the consents of the Holders of the Notes to the amendments to the Indenture described in the Consent Solicitation Statement and set forth in Section 2 of this Supplemental Indenture (the “Proposed Amendments”);
WHEREAS, in accordance with Section 9.02(a) of the Indenture, the approval by written consent of the Holders of at least a majority of the aggregate principal amount of the Notes outstanding as of September 2, 2017 (the “Record Date”), which is the record date fixed by the Issuer in accordance with Section 9.04 of the Indenture, of which Record Date the Trustee has been duly notified in writing by the Issuer in accordance with Section 9.04, is sufficient to approve the aforesaid Proposed Amendments in accordance with the Indenture;
WHEREAS, the Holders of at least a majority of the aggregate principal amount of the Notes outstanding as of the Record Date (the “Requisite Consent”) have delivered consents approving the Proposed Amendments and the execution of this Supplemental Indenture, which such consents have not been withdrawn or revoked;
WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Issuer and the Guarantors desire to execute this Supplemental Indenture in order to give effect to the Proposed Amendments, as provided hereinafter (subject to the conditions set forth in Section 3 below);
WHEREAS, all conditions precedent set forth in the Consent Solicitation Statement and the Indenture to the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee have been satisfied, and all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuer and the Guarantors, the legal, valid and binding agreement of the Issuer and the Guarantors; and
WHEREAS, the Issuer and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture;
NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:
SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
SECTION 2. Amendments. The Indenture is hereby amended as follows:
(a)    The definition of “Change of Control” set forth in Section 1.01 of the Indenture (Definitions) is hereby amended and restated in its entirety as follows:
“Change of Control” means the occurrence of any of the following:

(1)     the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(2)     the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or any entity of which it is a Subsidiary; provided that so long as the Company is a Subsidiary of Parent, no Person or group shall be deemed to be or become a beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any entity of which it is a Subsidiary, as applicable, unless such Person or group shall be or become, directly or indirectly, a beneficial owner of more than 50% of the total voting power of the Voting Stock of Parent.
    (b)    All references in the Indenture and any Global Note representing the Notes, as amended by Section 2 hereof, to any of the provisions modified as provided herein, or to terms defined in such provisions, shall also be deemed modified in accordance with the terms of this Supplemental Indenture.
SECTION 3. Effectiveness of Proposed Amendments. This Supplemental Indenture shall be effective as a binding agreement upon execution hereof by the Issuer, the Guarantors and the Trustee; provided, however, that the Proposed Amendments set forth in Section 2 hereof shall not become effective and operative until the Issuer’s delivery of an Officers’ Certificate to the Trustee confirming that the Issuer has paid the Consent Fee (as defined in the Consent Solicitation Statement) to the consenting Holders of Notes in accordance with the Consent Solicitation Statement (it being understood the Proposed Amendments shall become immediately and fully effective and operative upon delivery of such notice of payment). If (a) the Consent Fee has not been paid on or prior to the earlier of (i) the date of the consummation of the Re-Domiciliation Transaction (as defined in the Consent Solicitation Statement) and (ii) March 29, 2018, or (b) at any time following the execution of this Supplemental Indenture, the Issuer notifies the Trustee in writing that the Issuer no longer wishes to give effect to the Proposed Amendments and does not intend to pay the Consent Fee at any time, then this Supplemental Indenture shall, from and after, in the case of clause (a) above, the earlier of the dates, and in the case of clause (b) above, the date of the Issuer’s delivery of such notice to the Trustee, become and be null and void ab initio. The Issuer shall be under no obligation to pay the Consent Fee in the event the Issuer no longer wishes to give effect to the Proposed Amendments.
SECTION 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly waived, amended or otherwise modified hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
SECTION 6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer.
SECTION 7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture
2

by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
SECTION 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SENSATA TECHNOLOGIES B.V.,
as the Issuer

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

CUSTOM SENSORS & TECHNOLOGIES
US CORPORATION, as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

CUSTOM SENSORS & TECHNOLOGIES
US, LLC, as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

CUSTOM SENSORS & TECHNOLOGIES,
INC., as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

KAVLICO CORPORATION, as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

CRYDOM, INC., as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

NEWALL ELECTRONICS, INC., as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

BEI NORTH AMERICA, LLC, as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

Signed by Jeffrey Cote (name of director)
for and on behalf of                        /s/ Jeffrey Cote
                                Director
CUSTOM SENSORS & TECHNOLOGIES NEWCO, LTD.,
as a New Guarantor
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES BULGARIA EOOD (formerly known as Sensor-Nite Industrial EOOD), as Guarantor

By: /s/ Gerrit Ensing
Name:    Gerrit Ensing
Title:    Director

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES HOLDING, COMPANY US B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

SENSATA TECHNOLOGIES HOLLAND B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

SENSATA TECHNOLOGIES HOLDING, COMPANY MEXICO B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

SENSATA TECHNOLOGIES US COÖPERATIEF U.A., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

CDI NETHERLANDS B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:     Director
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSOR-NITE NV, as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

Signed by Jeffrey Cote (name of director)
for and on behalf of                            /s/ Jeffrey Cote
                                    Director
SENSATA TECHNOLOGIES UK FINANCING CO. PLC,
as Guarantor
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

Signed by Martha Sullivan (name of director)
for and on behalf of                            /s/ Martha Sullivan
AUGUST UK HOLDCO LIMITED,                    Director
as Guarantor

Signed by Martha Sullivan (name of director)
for and on behalf of                            /s/ Martha Sullivan
ST SCHRADER HOLDING COMPANY UK LIMITED,        Director
as Guarantor
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES FRANCE S.A.S., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    President (Président)

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST FRANCE HOLDING COMPANY S.A.S., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    President (Président)

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

ST AUGUST LUX COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
Senningerberg
Grand-Duchy of Luxembourg
Share capital: USD 25,000
R.C.S. Luxembourg: B 192229
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

ST AUGUST LUX INTERMEDIATE HOLDCO S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 25,000
R.C.S. Luxembourg: B 192214
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST LUX HOLDING COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,376
R.C.S. Luxembourg: B 167704
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST BRAZIL HOLDING COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,375
R.C.S. Luxembourg: B 168084
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST LUXUK HOLDING S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,375
R.C.S. Luxembourg: B 167757
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA FINANCE IRELAND LIMITED, as Guarantor

By: /s/ Graeme Thompson
Name:    Graeme Thompson
Title:    Director

SENSATA FINANCE IRELAND II LIMITED, as Guarantor

By: /s/ Graeme Thompson
Name:    Graeme Thompson
Title:    Director
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES, INC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Chief Operating Officer

SENSATA TECHNOLOGIES U.S., LLC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Manager

SENSATA TECHNOLOGIES U.S. II, LLC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Manager

STI HOLDCO, INC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Director

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES BERMUDA LTD., as Guarantor

By: /s/ Steven Reynolds
Name:    Steven Reynolds
Title:    Director

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Director
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES JAPAN LIMITED, as Guarantor

By: /s/ Yann Etienvre
Name:    Yann Etienvre
Title:    Director
    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES MALAYSIA, as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Director

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent

By: /s/ Teresa Wyszomierski
Name:    Teresa Wyszomierski
Title:    Vice President

    [Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SEVENTH SUPPLEMENTAL INDENTURE
SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 24, 2021, among GIGAVAC, LLC (the “New US Guarantor”), a subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Issuer”), Sensata Technologies Malta Ltd (the “New Maltese Guarantor”), a subsidiary of the Issuer, Sensata Malta Holding Ltd (the “New Maltese Holdco Guarantor” and, together with the New Maltese Guarantor and the New US Guarantor, the “New Guarantors”), a subsidiary of the Issuer, the Issuer, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture, dated as of April 17, 2013 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance by the Issuer of 4.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally Guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuer, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuer, any parent entity of the Issuer or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.    NOTICES. All notices or other communications to each New Guarantor shall be given as provided in Section 12.02 of the Indenture.
5.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.     JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS UNDER SECTION 12.09 OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.
8.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
10.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of each New Guarantor or this Supplemental Indenture.
2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GIGAVAC, LLC, as the New US Guarantor
By: Sensata Technologies, Inc., its sole member
By:    /s/ Frank E. DeVita
Name: Frank E. DeVita
Title: Treasurer
SENSATA TECHNOLOGIES MALTA LTD, as the New Maltese Guarantor
By:    /s/ Shannon M. Votava
Name: Shannon M. Votava, Esq.
Title: Director
SENSATA MALTA HOLDING LTD, as the New Maltese Subsidiary Guarantor
By:     /s/ Shannon M. Votava
Name: Shannon M. Votava, Esq.
Title: Director

SENSATA TECHNOLOGIES B.V., as the Issuer
By:     /s/ Gerrit H. Ensing
Name: Gerrit H. Ensing
Title: Director

[Signature Page to Supplemental Indenture - 2023 Notes]

SENSATA TECHNOLOGIES, INC.
BEI NORTH AMERICA LLC
CRYDOM, INC.
CUSTOM SENSORS & TECHNOLOGIES, INC.
CUSTOM SENSORS & TECHNOLOGIES US CORPORATION
CUSTOM SENSORS & TECHNOLOGIES US LLC
KAVLICO CORPORATION
NEWALL ELECTRONICS INC., each as a
Guarantor
By:    /s/ Paul Vasington
Name: Paul Vasington
Title: EVP and Chief Financial Officer

SENSATA TECHNOLOGIES US, LLC
SENSATA TECHNOLOGIES US II, LLC, each as a Guarantor

By:    /s/ Paul Vasington
Name: Paul Vasington
Title: Manager
STI HOLDCO, INC., as a Guarantor

By:    /s/ Paul Vasington
Name: Paul Vasington
Title: Director
[Signature Page to Supplemental Indenture - 2023 Notes]

CDI NETHERLANDS B.V.
SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.
SENSATA TECHNOLOGIES HOLLAND B.V., each as a Guarantor

By:    /s/ Gerrit H. Ensing
Name: Gerrit H. Ensing
Title: Director

SENSATA TECHNOLOGIES BULGARIA EOOD, as a Guarantor

By:    /s/ Gerrit H. Ensing
Name: Gerrit H. Ensing
Title: Director
[Signature Page to Supplemental Indenture - 2023 Notes]

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita________________
AUGUST UK HOLDCO LIMITED, as a Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita________________
CUSTOM SENSORS & TECHNOLOGIES NEWCO LTD., as a Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita________________
SENSATA TECHNOLOGIES UK FINANCING CO. PLC, as a Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita________________
ST SCHRADER HOLDING COMPANY UK LIMITED, as a Guarantor	Director

[Signature Page to Supplemental Indenture - 2023 Notes]

[Signature Page to Supplemental Indenture - 2023 Notes]

SENSATA TECHNOLOGIES BERMUDA
LTD., as a Guarantor

By:    /s/ George Verras
Name: George Verras
Title: Director

[Signature Page to Supplemental Indenture - 2023 Notes]

SENSATA TECHNOLOGIES JAPAN
LIMITED, as a Guarantor

By:    /s/ Song Changhwan
Name: Song Changhwan
Title: Representative Director
[Signature Page to Supplemental Indenture - 2023 Notes]

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as a Guarantor

By:    /s/ Joseph Barberia
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as a Guarantor

By:    /s/ Dylan Davies
Name: Dylan Davies
Title: Manager (Class B)
[Signature Page to Supplemental Indenture - 2023 Notes]

AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as a Guarantor

By:    /s/ Joseph Barberia
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as a Guarantor

By:    /s/ Dylan Davies
Name: Dylan Davies
Title: Manager (Class B)
[Signature Page to Supplemental Indenture - 2023 Notes]

AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757.
as a Guarantor

By:    /s/ Joseph Barberia
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757.
as a Guarantor

By:    /s/ Dylan Davies
Name: Dylan Davies
Title: Manager (Class B)
[Signature Page to Supplemental Indenture - 2023 Notes]

ST AUGUST LUX COMPANY S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as a Guarantor

By:    /s/ Joseph Barberia
Name: Joseph Barberia
Title: Manager (Class A)

ST AUGUST LUX COMPANY S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as a Guarantor

By:    /s/ Dylan Davies
Name: Dylan Davies
Title: Manager (Class B)

[Signature Page to Supplemental Indenture - 2023 Notes]

ST AUGUST LUX INTERMEDIATE HOLDCO
S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as a Guarantor

By:    /s/ Joseph Barberia
Name: Joseph Barberia
Title: Manager (Class A)

ST AUGUST LUX INTERMEDIATE HOLDCO
S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as a Guarantor
By:    /s/ Dylan Davies
Name: Dylan Davies
Title: Manager (Class B)
[Signature Page to Supplemental Indenture - 2023 Notes]

THE BANK OF NEW YORK MELLON,
as Trustee
By:/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

[Signature Page to Supplemental Indenture - 2023 Notes]